As Filed with The Securities and Exchange Commission on December 6, 2007

      File No. 333 - 144011

U.S Securities and Exchange Commission

Washington, D.C. 20549

FORM SB-2/A – AMENDMENT NO 2.
Registration Statement
Under the Securities Act of 1934

Amca Resources Inc.

(Name of Small Business Issuer in Its Charter)

NEVADA

1000

n/a

(State or Other Jurisdiction of

(Primary Standard Industrial

(I.R.S. Employer

Incorporation or Organization)

Identification No.)

Classification Code Number)

160 Frederick St., Suite 906

Toronto, Ontario M5A 4H9

(800) 263-5145

(Address of principal Executive Offices)

(Telephone Number)

(Fax Number)

Preston Shea, Esq.

1 Yonge Street,. Suite 1801

Toronto, Ontario M5E 1W7

(800) 263-5145

(Name and Address of Agent for Service)

(Telephone Number)

(Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed	Proposed
Class of		Maximum	Maximum
Securities		Offering	Aggregate	Amount of
to be	Amount to be	Price	Offering	Registration
Registered	Registered	Per Share (2)	Price (3)	Fee (1)
Common Stock	2,000,000	$0.05	$100,000	$3.07

(1)

Registration Fee has been paid via Fedwire.

(2)

This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.001 per share.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(4)

The registrant is not using an underwriter to sell these securities. Mr. Julius Csurgo a director and officer of the Company will be the person who will be selling the above noted securities.

(5)

There is no guarantee that the funds will be refunded promptly to the purchasers because the funds may be subject to third party claims and claims by the sole officer.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Amca Resources Inc.
2,000,000 Shares
$.05 per Share

This is the initial offering of common stock of Amca Resources Inc. and no public market currently exists for the securities being offered. Amca Resources Inc. is offering for sale a total of 2,000,000 shares. The offering is being conducted on a self-underwritten, best effort, all-or none basis, which means our officer and director, Mr. Julius Csurgo will attempt to sell the shares. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering will end on  , 200_ (date to be inserted in a subsequent amendment).

Amca Resources Inc. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Amca Resources which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

Offering

Total

Price Amount of Underwriting Proceeds

Per Share

Offering

Commissions

To Us

Common Stock

$.05

$100,000

$0

 $100,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission has been cleared of comments and is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

Subject to Completion, Dated

, 200__

TABLE OF CONTENTS

Page No.

SUMMARY OF PROSPECTUS

2

General Information about Our Company

4

The Offering

4

RISK FACTORS

5

Risks Associated with our Company

5

Risks Associated with this Offering

8

FORWARD LOOKING STATEMENTS

11

USE OF PROCEEDS

11

DETERMINATION OF OFFERING PRICE

11

DILUTION

12

PLAN OF DISTRIBUTION

13

Offering will be Sold by Our Officer and Director

13

Terms of the Offering

14

Deposit of Offering Proceeds

14

Procedures for and Requirements for Subscribing

14

LEGAL PROCEEDINGS

14

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

16

DESCRIPTION OF SECURITIES

17

INTEREST OF NAMED EXPERTS AND COUNSEL

17
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

18

ORGANIZATION WITHIN LAST FIVE YEARS

18

DESCRIPTION OF OUR BUSINESS

18

Glossary

19

General Information

20

Competition

29

Bankruptcy or Similar Proceedings

29

Compliance with Government Regulation

29

Reorganization, purchase and sale of assets

30

Patents and Trademarks

30

Need for Any Government Approval of Principal Products

30

Research and Development Activities

30

Employees and Employment Agreements

30

Reports to Security Holders

30

PLAN OF OPERATION

31

DESCRIPTION OF PROPERTY

37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

37

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

37

EXECUTIVE COMPENSATION

40

FINANCIAL STATEMENTS

41

CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS

41

Summary

General Information

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we”, “us”, “our”, “Amca” and “Amca Resources” are to Amca Resources Inc.

Amca Resources Inc. (the "Company") was incorporated in the State of Nevada on March 5, 2007 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues and a limited operating history. The principal executive offices are located at 160 Frederick Street, Suite 906, Toronto, ON M5A 4H9. The telephone number is (800) 263-5145.

We received our initial funding of $20,000 through the sale of common stock to our officer and director who purchased 20,000,000 shares of our common stock at $0.001 per share on March 5, 2007. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (March 5, 2007) through to May 2007 report no revenues and a net loss of $6,785. Our independent auditor has issued an audit opinion for Amca Resources which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We have engaged the services of a professional geologist to prepare a geological report. We have not yet commenced any exploration activities on the claim. Our property is without known reserves and there is the possibility that the Powell Lake 2007 mineral property does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

Offering

Securities Being Offered

2,000,000 shares

Price per Shares

$0.05

Offering Period

The shares are offered for a period not to exceed 180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds

 $100,000 (Total Offering Proceeds)

Securities Issued

And Outstanding

20,000,000 shares of common stock were issued and outstanding as of the date of this prospectus.

Registration costs

We estimate our total offering registration costs to be $7,500.

Risk Factors

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase shares in this offering.

Risks Associated With Our Company:

We are an exploration stage company but have not yet commenced exploration activities on our claim. We expect to incur operating losses for the foreseeable future.

We have not yet commenced exploration on the Powell Lake 2007 mineral property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on March 5, 2007 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim through a lease option agreement with Mr. John Rapski. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Powell Lake mineral property and the production of minerals from the claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because management has no technical experience in mineral exploration, our business has a higher risk of failure.

Our director has no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Management’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

Our independent auditor has issued an audit opinion for Amca Resources which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 1 of our accompanying financial statements, our limited exploration stage and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

Without the funding from this offering we will be unable to implement our business plan.

Our current operating funds are less than necessary to complete the intended exploration program on the Powell Lake mineral property, and therefore we will need the funds from this offering to complete our business plan. As of April 30, 2007, we had cash in the amount of $6,985. We currently have limited operations and we have no income.

There is the risk that our property does not contain any known bodies of ore resulting in any funds spent on exploration being lost.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, nickel, silver, copper or other minerals. We have a geological report detailing previous exploration in the area which included the property being prospected, sampled, staked and circulation drilled. However; there is the possibility that the previous work was not carried out properly and the Powell Lake mining property does not contain any reserves, resulting in any funds spent by us on exploration being lost.

Because we have not surveyed the Powell Lake 2007 mineral property, we may discover mineralization on the claims that is not within our claim boundaries.

While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the estimated claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract these minerals.

If we discover commercial reserves of precious metals on our mineral property, we can provide no assurance that we will be able to successfully advance the mineral claims into commercial production.

If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose your investment in this offering.

Government regulation or other legal uncertainties may increase costs and our business will be negatively affected.

There are several governmental regulations that materially restrict mineral claim exploration and development. Under Canadian mining law, engaging in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our initial exploration phase, if we identify exploitable minerals and proceed to phase two which includes drilling operations on the Powell Lake mineral property, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

Based on consumer demand, the growth and demand for any ore we may recover from our claims may be slowed, resulting in reduced revenues to the company.

Our continued success will be dependent on the growth of demand for ore. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

The loss of the services of Julius Csurgo could severely impact our business operations and future development.

Our performance is substantially dependent upon the professional expertise of our officer Julius Csurgo. The loss of his services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with other individuals qualified to develop our exploration business. This could result in a loss of revenues, resulting in a reduction of the value of any shares you purchase in this offering.

Because our current officer has other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Julius Csurgo currently devotes approximately 7 to 10 hours per week providing management services to us. While our executive officer presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

Risks Associated With This Offering:

The trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He plans to offer the shares to friends, relatives, acquaintances and business associates, however; there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC)

securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Amca Resources, or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired his shares at a cost of $.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (20,000,000 shares) will be increased by $.0053 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per Share) of $.045 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.005 per share, reflecting an immediate reduction in the $.045 price per share they paid for their shares.

We will be holding all the proceeds from the offering in a standard bank checking account until all shares are sold. Because the shares are not held in an escrow or trust account there is a risk your money will not be returned if all the shares are not sold.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

Furthermore there is no guarantee that the funds will be refunded promptly to purchasers because the funds may be subject to third party claims and claims by your sole officer.

Although we will seek to have all vendors and service providers we engage,  execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the account before being transferred to our business account, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the account holding the funds before transfer to our business account.. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the account for any reason. There is also no guarantee that a court would uphold the validity of such agreements.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the payment of the estimated $7,500 cost of this registration statement to be paid from cash on hand. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

Mr. Csurgo, the director and officer of the company, beneficially owns 100% of the outstanding shares of our common stock. After the completion of this offering he will beneficially own 90.9% of the outstanding shares. If he chooses to sell his shares in the future, it might have an adverse effect on the price of our stock.

Due to the controlling amount of Mr. Csurgo’s share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our director or officer to sell his shares by limiting the sales of securities during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

Mr. Csurgo will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of his share ownership in our company Mr. Csurgo, will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Forward Looking Statements

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be approximately $100,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

Total Proceeds to the Company

$100,000

Net Proceeds to the Company

$

100,000

Phase 1 Exploration Program

  25,000

Property Option Payments

5,000

Administration and Office Expense

3,000

Legal and Accounting

5,000

Reserve for Phase II Exploration Program

50,000

Working Capital

12,000

Total Use of Net Proceeds

$100,000

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, Mr. Csurgo, our director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

Determination of Offering Price

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price

12

we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

Dilution

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of April 30, 2007, the net tangible book value of our shares was $13,215 or $.0007 per share, based upon 20,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $100,000, the net tangible book value of the 20,000,000 shares to be outstanding will be $113,215 or approximately $.006 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (20,000,000 shares) will be increased by $.0053 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per share) of $.045 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.005 per share, reflecting an immediate reduction in the $.045 price per share they paid for their shares.

After completion of the offering, the existing shareholder will own 90.90% of the total number of shares then outstanding, for which he will have made an investment of $20,000, or $.001 per share. Upon completion of the offering, the purchasers of the shares offered hereby will own 9.1% of the total number of shares then outstanding, for which they will have made a cash investment of $100,000, or $.05 per Share.

The following table illustrates the per share dilution to the new investors:

Public Offering Price per Share

$   .05

Net Tangible Book Value Prior to this Offering

$ .0007

Net Tangible Book Value After Offering

$ .005

Immediate Dilution per Share to New Investors

$ .045

13

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

	Total
	Price	Number of	Percent of	Total
	Per Share	Shares Held	Ownership	Consideration

Existing Stockholder	$ 0.001	20,000,000	90.9%	$ 20,000

Investors in This Offering	$ 0.05	2,000,000	9.1%	$ 100,000

Plan of Distribution

Offering will be Sold by Our Officers and Directors

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Julius Csurgo will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Csurgo will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Mr. Csurgo is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b.

He will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.

He is not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

14

d.

He meets the conditions of paragraph (a)(4)(ii) of Rule 3a4- 1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The shares will be sold at the fixed price of $.05 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date").

Deposit of Offering Proceeds

This is a “best efforts”, “all or none” offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $100,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We feel the use of an escrow agent is an expense the company cannot bear at this time. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a certified check or bank draft to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Amca Resources Inc.

Legal Proceedings

Amca Resources is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

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Directors, Executive Officers, Promoters and Control Persons

The sole directors and officers of Amca Resources Inc., who is elected for a term of one year, or at such a time as his successor(s) shall be elected and qualified is as follows:

Name & Address

Age

Position

Date First Elected

Term Expires

Julius Csurgo

52

President,

3/5/07

3/5/08

160 Frederick St. #906

Treasurer,

Toronto, ON

CFO, CEO &

Canada M5A 4H9

Director

The foregoing person is also the promoter of Amca Resources, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successor has been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Mr. Csurgo currently devotes 7 – 10 hours per week to company matters. After receiving funding per our business plan Mr. Csurgo intends to devote as much time as the board of directors deems necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

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Resume

Julius Csurgo

For the past ten years Mr. Csurgo has been an international business consultant specializing in business and financial advisory services and corporate finance.  Mr. Csurgo provides consulting services to both private and public early and middle stage companies.  During the period has provided such consulting services through two companies:  Mergers and Acquisitions Group, and Merger Law Associates.  He is the founder and Managing Director of Merger Law Associates, and brings a wealth of entrepreneurial and financial experience to the business. He has been involved in many facets of real estate, retail and financial businesses, consulting for emerging growth companies and has tremendous experience in building highly successful enterprises, from start-up to profitability. He has fifteen years in the commercial real estate industry and has nurtured many partnerships in developing and managing commercial properties, having been involved in over $1 billion of real estate projects. He has also had success spearheading the creation and development of successful ventures in North America, Europe and Japan.

Mr. Csurgo is also the president and sole director of Queen 1, Inc., Queen 2, Inc., and Interlotto International Holding Inc. which are blank check companies formed with the purpose of pursuing “a business combination with target business opportunities yet to be identified,” and that they have ceased to file their periodic filings under the Exchange Act of 1934 and apparently have not carried out their business plan.

More recently, he has focused his consulting efforts on reorganizing and financing early stage and micro-cap companies. This includes assisting companies to enter the public markets within the OTCBB and Pink Sheets venues, having put together an expert team with experience in most aspects of securities law and regulation. In 2005, he successfully brought over 40 different companies to the public markets in the U.S. and Europe

Recently, he has broadened the financial services capabilities of the Company to include the London and Frankfurt exchanges as options for emerging growth companies. Additionally, he has expanded the service capabilities of the Group to include merchant banking and venture funding, leveraging his extensive network of contacts, and establishing sister companies to focus on these areas

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information on the ownership of Amca Resources' voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

Name of Beneficial Owner(1)	No. of Shares Before Offering	No. of Shares After Offering	Percentage of Ownership: Before After Offering Offering

17

Julius Csurgo 160 Frederick St #906 Toronto, ON Canada M5A 4H9 All Officers and Directors as a Group(1)	20,000,000 20,000,000	20,000,000 20,000,000	100% 100%	90.9% 90.9%

 The person named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

Description of Securities

Common Stock

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Non-cumulative Voting

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company’s directors. After this Offering is completed, the present stockholder will own 50% of the outstanding shares. (See "Principal Stockholders".)

Cash Dividends

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable

18

future, but rather to reinvest earnings, if any, in the Company’s business operations.

Interest of Named Experts and Counsel

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception(March 5, 2007) to the April 30, 2007 included in this prospectus have been audited by Moore & Associates, Chartered Accountants. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Preston Shea, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

Katheryn Kryklwy has provided us with the geology report contained herein.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Organization within the Last Five Years

Amca Resources Inc. was incorporated in Nevada on March 5, 2007 to engage in any lawful business which includes but is limited to the business of acquisition, exploration and development of natural resource properties. At that time Julius Csurgo was named Director, President, Secretary and Treasurer of the company. At that time the Board of Directors voted to seek capital and begin development of our business plan. We received our initial funding of $20,000 through the sale of common stock to Mr. Csurgo who purchased 20,000,000 shares of our Common Stock at $0.001 per share.

Description of Business

We are an exploration stage company with no revenues and a limited operating history. Our

19

independent auditor has issued an audit opinion for Amca Resources which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as Exhibit 99.2 to this prospectus.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, nickel, silver, copper and other minerals. The Powell Lake mineral property, the only claim currently in the company’s portfolio, consists of 5 unpatented mineral claims. There is the possibility that the property does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

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GLOSSARY OF MINING TERMS

“Adit”	An opening driven horizontally into the side of a mountain or hill for providing access to a mineral deposit.
“Andesite”	Andesite is an igneous, volcanic rock, of intermediate composition, with aphanitic to porphyritic texture. Its mineral assembly is usually quartz and plagioclase.
“Anomalous”	A departure from the norm which may indicate the presence of mineralization
“Argillic-altered”	Pertaining to clay or clay minerals; e.g., argillic alteration in which certain minerals of a rock are converted to minerals of the clay group.
“Basalt”	An extrusive volcanic rock
“BCDM”	British Columbia Department of Mines
“Biotite”	Biotite is a sheet silicate. Iron magnesium aluminum silicate forms sheets, and weakly bond together by potassium ions. It is sometimes called "iron mica".
“Breccia”	A rock in which angular fragments are surrounded by a mass of fine-grained minerals
“Chalcopyrite”	A sulphide mineral of copper and iron; the most important ore mineral in copper
“Chert”	A variety of silica that contains microcrystalline quartz
“Clast or Clastic”	Clastic rocks refers to rocks formed from fragments of pre-existing rock.
“Copper” or “Cu”	A reddish or salmon-pink isometric mineral, the native metallic element of copper. It is ductile and malleable, a good conductor of heat and electricity, usually dull and tarnished
“Diamond drill”	A rotary type of rock drill that cuts a core of rock that is recovered in long cylindrical sections
“Fault”	A fracture dividing a rock into two sections that have visibly moved relative to each other
“Feldspar”	silicate minerals which occur in igneous rocks - plagioclase contains calcium and sodium
“Flows”	Volcanic rock formed from lava that flowed out onto the earth's surface
“Geological mapping”	The process of observing and measuring geological features in a given area and plotting these features, to scale, onto a map
“Geophysical survey”	A method of exploration that measures the physical properties of rock formations including magnetism, specific gravity, electrical conductivity and resistance
"Gold" or “Au”	A heavy, soft, yellow, ductile, malleable, metallic element. Gold is a critical element in computer and communications technologies
“Greenstone”	Greenstone, also known as greenschist, is a non layered metamorphic rock derived from basalt, gabbro or similar rocks containing sodium-rich plagioclase feldspar, chlorite and quartz.
“Limestone”	A sedimentary rock composed primarily of calcium carbonate
“Massive sulphide mineralization”	Mineralization that contains a variety of different sulphide minerals – usually includes - sphalerite, chalcopyrite, pyrite and pyrrhotite.
“Metamorphic”	A rock that has undergone chemical or structural changes (heat, pressure, or a chemical reaction) that causes changes to its original state - High-grade metamorphic is a large amount of change

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“Mineral claim”	A portion of land held either by a prospector or a mining company, in British Columbia each claim is 500m x 500m (1,640 ft2)
“Molybdemum”

A transition metal. The pure metal is silvery white in color, fairly soft, and has one of the highest melting points of all pure elements. In small quantities, molybdenum is effective at hardening steel.

“Ore”	A mixture of mineralized rock from which at least one of the metals can be extracted at a profit
“Porphyrytic”	Porphyry is a very hard igneous rock consisting of large-grained crystals, such as feldspar or quartz, dispersed in a fine-grained feldspathic matrix or groundmass.
“Precious metal”	Any of several metals, including gold and platinum, that have high economic value – metals that are often used to make coins or jewelry
“Pyrite”	A yellow iron sulphide mineral – sometimes referred to as “fools gold”
“Pyrrhotite”	A bronze colored, magnetic iron sulphide mineral
“Quartz”	Common rock forming mineral consisting of silicon and oxygen
“Sedimentary rocks”	Secondary rocks formed from material derived from other rocks and laid down underwater.
“Silicified”	Combined or impregnated with silicon or silica.
"Silver" or “Ag”

A white metallic element that is ductile, very malleable and capable of a high polish. This precious metal has major industrial applications in photography, x-rays, electronics and electrical contacts, batteries, brazing alloys, catalysts, mirrors, jewelry and sterlingware

“Soil sampling”	The collecting of samples of soil, usually 2 pounds per sample, from soil thought to be covering mineralized rock. The samples are submitted to a laboratory that will analyze them for mineral content
“Sphalerite”	A zinc sulphide mineral; the most common ore mineral of zinc
"Stringer”	An irregular filament or a narrow vein of one or more minerals traversing a rock mass.
“Trachyandesite”	An extrusive igneous rock. It has little or no free quartz, but is dominated by alkali feldspar and sodic plagioclase.
“Trenching”	The digging of long, narrow excavation through soil, or rock, to expose mineralization
“Tuff”	Rock composed of fine volcanic ash
“Vein”	A crack in the rock that has been filled by minerals that have traveled upwards from a deeper source
“Volcanic rocks”	Igneous rocks formed from magma that has flowed out or has been violently ejected from a volcano
“Zinc” or “Zn”	A white metallic element

General Information

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Powell Lake mineral property that was acquired on April 15, 2007 from John P. Rapski. AMCA Resources entered into a Mineral Property Option Agreement with Mr. Rapski, which grants to AMCA Resources the sole and exclusive right, privilege and option to explore the Powell Lake 2007 claims. The mineral claims have a total surface area of approximately 6.5 square kilometers. The property is located is located 10 km west-northwest of the town of Matachawan, in the west central part of Powell Township, adjacent to the Bannockburn Township boundary in the Larder Lake Mining Division, District of Temiskaming, Ontario. These claims can be accessed by trails which run off Highway 66 a short

22

distance west of the bridge across the Mistinikon River.  Within the property elevations range from 321 meters (1000 ft) at the surface of Lake Mistinikon to 410 meters (1250 ft), along the east-north east trending ridge tops.  The lake is part of the Montreal River.

At the current time the property is without known reserves and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

The discussions contained herein are management’s estimates. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required. We are also unable to assure you we will be able to raise the additional funding to proceed with any subsequent work on the claims if mineralization is found in Phase 1.

There is not a plant or any equipment currently located on the property. Previous claims were held in the area by Patrician Gold Mines.

The initial phase of exploration will consist of soil sampling and prospecting, geochemical analyses; data evaluation and reporting. We plan to commence the phase one exploration program on the claim in summer or fall 2007. The program should take approximately two months to complete. Following phase one of the exploration program, if it proves successful in identifying mineral deposits and we are able to raise the necessary funds, of which there is no guarantee, we intend to proceed with phase two of our exploration program which will take approximately four months to complete.

Subject to financing, we anticipate commencing the second phase of our exploration program in late spring or summer 2008. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our planned exploration program. We will require additional funding to proceed with any subsequent recommended drilling work on the claim. We cannot provide investors with any assurance that we will be able to raise sufficient funds to fund any work after the first phase of the exploration program.

Our geologist believes that the previous work has laid the groundwork to quickly and efficiently build upon the work from the previous exploration companies that have never been followed up.  “This property should be further examined taking into account the new structural interpretation by the OGS. The two electromagnetic highs on the east side of the property are of interest because of their potential for mineralization and the embayment shape which suggests the possibility of an area of entrapment. Trenching, geochemistry and mag are recommended to explore the magnetic anomalies with follow-up diamond drilling if warranted”, as stated by Katheryn Kryklwy in her report this month.

23

This diamond drilling would comprise the second phase of exploration at an approximate cost of $250,000.

.

Budget  Phase I

Work Cost/Unit

Total Cost

10 Km Line Cutting $500/km

 $ 5,000

500 Soil Samples $10/Sample

$  5,000

500 Rock Assays $30/Samples

$15,000

EM & Mag (5km) $400/Km

$  2,000

(in winter over ice)

Back Hoe Work $1000/ day

$  4,000

Assay retests

 $    200

Total

$31,200

ACQUISITION OF THE POWELL LAKE 2007 MINERAL PROPERTY

On April 9, 2007 AMCA Resources entered into a Mineral Property Option Agreement with John P. Rapski which grants to AMCA Resources the sole and exclusive right, privilege and option to explore the Powell Lake 2007 claims together with the sole and exclusive right, privilege and option to purchase the claims upon the following terms and conditions:

     1.   AMCA shall have the sole and exclusive right and option to acquire a 100% undivided right, title and interest in and to the claims, subject to a 2% net smelter returns royalty payable to John Peter Rapski, by performing the acts and deeds and paying the following sums:

(a)  Pay to Mr. Rapski a total of $10,000 as was completed by April 30th, 2007.

(b)  Pay, or cause to be paid, to John Rapski, or on their   behalf as AMCA may determine, all claims payments and assessment   work required to keep the Claims and the Option in good standing.

     2.   At such time as AMCA  has made all of the required cash payments within the time periods specified, then the Option has been deemed to have been exercised, and AMCA  shall has acquired an undivided 100% interest in and to the Claims, subject to a 2% net smelter return royalty payable to John Rapski, to a maximum of $40,000,000.

     3.   For so long as the Option continues in full force and effect, AMCA,  its employees, agents, permitted assigns and independent contractors  shall have the right to:

          (a)  Enter upon the Claims;

          (b)  Incur expenditures;

          (c)  Bring upon and erect upon the Claims such mining facilities as

               AMCA may consider advisable; and

          (d)  Remove material from the Claims for testing purposes as many

               Tones as are deemed necessary for a bulk sample.

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The mineral title claim has been registered with the Government of Ontario and a title search has been done to ensure there are no competing claims to the property.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

All claims in Ontario are subject to work performance criteria as outlined in the website http://www.mndm.gov.on.ca/mndm/mines/lands/asgao/default_e.asp. Further help is available by contacting the assessment office: For inquiries regarding Assessment Work, contact: Toll Free phone 1-888-415-9845, Toll Free Fax 1-877-670-1555 Mailing address: Willet Green Miller Centre, 933 Ramsey Lake Road, 3rd Floor, and Sudbury, ON P3E 6B5.

For management purposes these costs are estimated to be less than $5,000 per year.

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

The property is located is located 10 km west-northwest of the town of Matachawan, The property is located in the west central part of Powell Township,  adjacent to the Bannockburn Township boundary in the Larder Lake Mining Division, District of Temiskaming. These claims can be accessed by trails which run off highway 66 a short distance west of the bridge across the Mistinikon River.

Timmins is the closest commercial site and is about 60Km to the northeast of the site.  The property is accessible from logging roads currently in use.

TOPOGRAPHY AND PHYSIOGRAPHY

The Powell Lake property is situated in the northern Ontario in the Timmins area. The region has a relatively dry climate, and snow cover in winter is generally moderate to heavy. The climate in the area is semi arid with moderately warm summers and cold dry winters. Typical temperature ranges are from mid to upper 30's C (90 degrees F) in summer and -10 to -30 C (-10 to 15 degrees F) in winter. Within the Powell Lake property elevations range from 321 meters (1000 feet) at the lake to 410 meters (1250 feet) in the east-northeast trending ridges. Several small unnamed lakes occur in and around the property. A mature growth of poplar, birch, spruce, and balsam fir cover the area.

HISTORY AND PREVIOUS WORK

As noted in a 2004 Assessment report for Mustang Mineral Corp, which covers the Powell Property, “exploration on Mustang’s property has been fairly limited and/or poorly reported.” Historical trenches are noted on the property but in a 1952 report by the resident geologist WS Savage the genesis of these trenches was unknown even at that time. Early prospecting was conducted by A Hansen, W Brook bank and N Envoy. Geophysical surveys were conducted in 1957 by Kokotow and in the early 70’s by Canadian Johns-Mansville but did not produce any significant results at that time. A 1979 geographical survey revealed some interesting mag highs in an embayment type formation. Driver resources conducted a VLF-Mag

25

survey in the central portion of the claim and delineated 3 major faults on the property which correlate to the faults mapped by Lovell in 1967.A geophysical survey by Patrician Gold Mines in the southwest part of the claim block in the same year indicated very intense magnetic values likely associated with massive magnetite and several narrow bands of highs. They concluded there was a high possibility of base metal concentration along strike of the EM anomaly as the knowledge at that time did not explain the series of conductive anomalies Patrician followed up with trenching, mapping and diamond drilling to test the anomalous results. Of several holes collared information was released for only two and assays were not filed. Mapping and sampling was recommended in other ultramafic lithologies in the vicinity. Mustang Minerals conducted a mapping and sampling program in 2004 concentrating on a historical trench in the SW region of the property again with no significant results.

Although what historical work has been noted has tended to be disappointing, recent work conducted by the OGS has resulted in a new structural interpretation which requires a renewed look at this area.

26

Hudson Bay
90°W
Manitoba
Ontario
0 200 400
Kilometers
PROFESSIONAL
PROVINCE OF
D. R. MELLING
BRITISH COLUMBIA
GEOSCIENTIST
Sachigo
Berens River
Uchi
James Bay
90°W
English River
Winnipeg River
Kenora
50°N
Wabigoon
Quebec
Quetico
Kapuskasing Structural Zone
Thunder Bay
Wawa
Timmins
Kirkland Lake
U.S.A.
Wawa
Pontiac
Lake Superior
Abitibi
Cobalt
Powell Township Property
90°W
46°N
46°N
Ottawa
Grenville
Lake Huron
Toronto
Lake Ontario
Lake Erie
80°W
Legend
Phanerozoic
Paleozoic and Mesozoic basin sequences
Proterozoic
Southern Province
Grenville Subprovince
Archean
(Superior Province)
Metasedimentary subprovinces
Granite - greenstone subprovinces
Provincial boundary
International boundary
Subprovince boundary
Patrician Gold Mines Ltd.
Location Map
Powell Township Property
Matachewan, Ontario
Prepared by: D.R. Melling
Ref: Thurston, 1991
File: ontgeol.cdr
Date: Feb 11, 1998

Figure 1. General location map showing the major subdivisions of the Superior Province (modified after Thurston, 1991).

                            [Figure 1: Location Map]

27

               [Figure 2: Powell Lake claim, Map]

REGIONAL GEOLOGY

The geology of the property is interpreted from Ontario Geological Survey sources; the most recent mapping of Powell Township was conducted in 2005. A mixed assemblage of lithologies underlies the area. In the east and centre of the claims, mafic and ultramafic flows

28

and sedimentary horizons strike east—west and are folded about an east—west anticlinal axis, which traverses the centre of the property. A felsic intrusion (with possible mafic marginal zone) occurs in the western 1/3 of the property. Subordinate ultramafic intrusions are located in the centre and east of the claim group. In the south the supracrustal rocks are unconformably overlain by Cobalt Sediments. North—south trending diabase dykes are common in the region, although only two occurrences are noted on the claim group. Unconsolidated Quaternary sediments extensively cover the bedrock. Trench mapping in the vicinity of drill holes p_98--O1 and P-98—02 shows bedrock to consist mainly of massive, fine to medium grained mafic volcanics, with lesser gabbroic textured material locally, and a narrow flow top breccia or thin unit of gravel sized interfiow volcanic detritus. Predominant strike directions appear to range from 300-320 degrees, with fairly steep dips to the northeast. Weakly porphyritic hornblende syenite occurs at the northwest end of the angled trench on L 19 W, and is believed to be the margin of the large intrusive body. Fine grained, rather small felsic dykes occur along fracture sets further to the east. A government sponsored airborne geophysical survey was conducted in 1975; it outlined three electromagnetic conductors on the claim group and a region of elevated magnetic response. A reinterpretation of the airborne data by Patrician confirms the interpretation that the EM responses are bedrock conductors. Assessment file research indicates that the magnetic response has been tested with diamond drilling but that the EM conductors are untested. East of the property several ore bodies have been exploited, including the Young-Davidson and Matachewan Consolidated mines, producing more than one million ounces of gold between the 1930’s and late 1950’s. In the recent past, work by Royal Oak Mines on the Young—Davidson and Matachewan Consolidated properties allowed a resource estimate of 1.3 million ounces of gold grading 0.08 ounces per ton on the property.

29

Au
Cu
Ban-10
Powell Lake Property
Cu
Ban-11
Ni
N
Py
Asb
Au
Cu
0
1
2
Kilometers

Powell Township Property -Geology Map (adapted from Berger , OFR 6172)

Gowganda Formation
Syenite-Quartz Syenite
Alkali gabbro/diorite
Periditite/gabbro
Clastic Sediments
Intermediate Volcanics
Mafic Volcanics
Ultramafic Volcanics

Mineral Ocurrance
Anticline,syncline
Younging
Fault
Highway 566
Trail

[Figure 3: Regional Geology and Mineral Showings]

Please also refer to Ontario Geological Survey map P3577

30

LOCAL AND PROPERTY MINERALIZATION

The komatite-metasedimendary rock contact is a prospective zone for gold. Several showings at, or near this contact indicate the entire strike length throughout Powell Township should be examined. Widespread iron carbonate alteration on Mistinikon Lake and some of the higher grade gold occurrences indicate that the most northern contact may be a more prospective area than others. (Berger, OFR 6172, 2005) .Komatitite deposits typically occur in clusters, within the Abitibi belt. (Examples Shaw Dome, Dundonald area and Lamotte area.) Areas where one or two deposits have been discovered, such as the Bannockburn area, have significant potential for the discovery of additional deposits. The most recent mapping of Powell Township was conducted by OGS in 1995 indicating a mixed assemblage of lithologies folded along an E-W axis. A felsic intrusion occurs in the western 1/3 of the property. Other ultramafic intrusions are located in the claim group. Komatitite units in this area are from the same komatatitic sequence with NW to SE folding which results in several reversals in stratigraphic facing. This is important, as without clear knowledge of the facing of a particular unit, past diamond drilling may have been down dip and may not have tested the basal contents of the komatites. Mustang Resources noted that the presence of a sulphide -bearing ultramafic intrusive suite and long series of conductive anomalies that bisect the suite indicates the potential for mineralization. This was echoed by Houle who stated that “ despite the lack of obvious sulphur source in the area, the combination of a fertile komatitic magma (metal source), abundant olivine cumulate rocks indicating high magma flux (heat source and dynamic environment), a clear interaction (contamination via thermomechanical erosion) between the komatiitic units and their foot wall ( dynamic environment), and embayment (localization), provides an excellent environment for forming komatiite-associated Ni-Cu-(PGE) deposits in the study area.”

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in Canada and around the world for the sale of gold, silver, nickel, copper and other minerals. Therefore, we will likely be able to sell any gold, copper or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

31

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in Ontario specifically.

The initial steps of exploration can be carried out without permitting or notification to any government body as it is deemed "low-disturbance/low-impact" by the Ontario Ministry of Natural Resources.  Please refer to the government website at http://www.gov.on.ca/ont/portal/!ut/p/.cmd/cs/.ce/7_0_A/.s/7_0_252/_s.7_0_A/7_0_252/_l/en?docid=STEL02_037986 for more information.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABORCONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception. We paid $5,000 US for the geology report.

Number of Employees

We currently have one employee, which is our executive officer, namely, Julius Csurgo.  Mr. Csurgo currently devotes 7 – 10 hours per week to company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and Mr. Csurgo.

Reports to Securities Holders

We will provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors

32

through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10K-SB annually and Form 10Q-SB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Plan of Operation

Our current cash balance is $6,985. We believe our cash balance is sufficient to fund our limited levels of operations. If we experience a shortage of funds prior to funding we may utilize funds from Mr. Csurgo, our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to Amca Resources. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $20,000 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, silver copper and other minerals. There is the possibility that the Powell Lake 2007 mineral property does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of exploration programs on the Powell Lake 2007 mineral property consisting of soil sampling and prospecting, geochemical analyses; data evaluation and reporting. In addition to the $31,200 we anticipate spending for Phase I of the exploration program as outlined below, we anticipate spending an additional $25,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, general administrative costs, and lease option payments. We will also set aside a reserve of $35,000 towards Phase II of the exploration program costs. Total expenditures over

33

the next 12 months are therefore expected to be $91,200, which is part of the amount to be raised in this offering and our cash on hand. We will require the funds from this offering to proceed.

Powell Lake 2007 Costs
Phase 1	Cost
Soil sampling and prospecting (14 mandays)	7,000
Geochemical Analyses (150 soils, 50 rocks)	5,000
Data evaluation and reporting	2,000
Contingency	1,000
subtotal	15.000
Phase 2
Geophysical Surveys ( 35 km Mag-VLF)	35,000
Trenching- excavator (100 hours @ $125/hr)	12,500
Trenching-sampling (500 rocks)	12,500
Geological supervision	5,000
Data evaluation and reporting	5,000
Contingency	5,000
subtotal	75.000
Grand Total	90.000

34

The above program costs are management’s estimates based upon the recommendations of the professional geologist’s report and the actual project costs may exceed our estimates. To date, we have not commenced exploration on the Powell Lake 2007 mineral property.

We plan to commence the phase one exploration program on the claim in fall 2007. The program should take approximately two months to complete. Following phase one of the exploration program, if it proves successful in identifying mineral deposits and we are able to raise the necessary funds, of which there is no guarantee, we intend to proceed with phase two of our exploration program. The estimated cost of this program is $75,000 and will take approximately four months to complete.

Subject to financing, we anticipate commencing the second phase of our exploration program in late spring or summer 2008. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our planned exploration program. We will require additional funding to proceed with any subsequent recommended drilling work on the claim. We cannot provide investors with any assurance that we will be able to raise sufficient funds to fund any work after the first phase of the exploration program.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the first phase of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing will materialize. If that financing is not available to us for the second phase of our exploration program we may be unable to continue or expand our operations.

35

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first phase of our exploration program is successful in identifying mineral deposits we will attempt to raise the necessary funds to proceed. To provide these funds we may consider a second public offering, a private placement of our securities or loans from our director or others.

Mr. Csurgo, our sole director and officer, has agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the second phase of our exploration program. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The one property in the Company’s portfolio, on which the net proceeds of the offering will be spent, is the Powell Lake 2007 mineral property. At the current time the property is without known reserves and the proposed program is exploratory in nature. We have not carried out any exploration work to date on the claim and have incurred no exploration costs.

We received our initial funding of $20,000 through the sale of common stock to Mr. Csurgo, our sole officer and director, who purchased 20,000,000 shares of our common stock at $0.001 per share on March 5, 2007. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (March 5, 2007) through to the period ended May 2007 report no revenues and a net loss of $6,785.

Critical Accounting Policies

The Company’s financial statements are prepared using the accrual method of accounting. The Company's year end is December 31, with its initial period being from March 5, 2007 to April 30, 2007 in connection with this registration statement.

USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

36

INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. The Company has not established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from March 5, 2007 (Date of Inception) through April 30, 2007, the Company had no potentially dilutive securities.

STOCK-BASED COMPENSATION - The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

NEW ACCOUNTING PRONOUNCEMENTS - In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS No. 157"). SFAS No157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning November 1, 2008. The implementation of SFAS No. 157 is not expected to have a material impact on the Company's results of operations and financial condition.

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected

37

to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 (Topic 1N), "Quantifying Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, "Accounting Changes and Error Corrections." Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years' historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year's beginning balance of retained earnings. If the new approach is adopted in a quarter other than the first quarter, financial statements for prior interim periods within the year of adoption may need to be restated. SAB No. 108 is effective for fiscal years ending after November 15, 2006, which for Company would be its fiscal year beginning December 1, 2007. The implementation of SAB No. 108 is not expected to have a material impact on the Company's results of operations and financial condition.

In October 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) Financial Accounting Standard (“FAS”) 123(R)-5, Amendment of FSP FAS 123(R)-1, (“FSP FAS 123(R)-5”) to address whether a change to an equity instrument in connection with an equity restructuring should be considered a modification for the purpose of applying FSP No. FAS 123(R)-1, Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FAS Statement No 123(R) (“FSP FAS 123(R)-1”). FSP FAS 123(R)-1 states that financial instruments issued to employees in exchange for past or future services are subject to the provisions of SFAS 123(R) unless the terms of the award are modified when the holder is no longer an employee. In FSP FAS 123(R)-5, the FASB staff concluded that changes to the terms of an award that are made solely due to an equity restructuring are not considered modifications as described in FSP FAS 123(R)-1 unless the fair value of the award increases, anti-dilution provisions are added, or holders of the same class of equity instruments are treated unequally. FSP FAS 123(R)-5 is effective for the first reporting period beginning after October 10, 2006. The adoption of FSP FAS 123(R)-5 did not have a material impact on the Company’s financial statements.

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (SFAS No. 159). Under this Standard, the Company may elect to report financial instruments and certain other items at fair value on a contract-by-contract basis with changes in value reported in earnings. This election is irrevocable. SFAS No. 159 provides an

38

opportunity to mitigate volatility in reported earnings that is caused by measuring hedged assets and liabilities that were previously required to use a different accounting method than the related hedging contracts when the complex provisions of SFAS No. 133 are not met. SFAS No. 159 is effective for years beginning after November 15, 2007. The Company does not believe it will have an impact on its consolidated financial statements.

Description of Property

We currently utilize space at the premises of Mr. Julius Csurgo, the sole officer and director of the company, on a rent-free basis. The premises are located at 160 Frederick Street, Suite 906, Toronto, ON Canada M5A 4H9. The facilities include an answering machine, a fax machine, computer and office equipment. We intend to use these facilities for the time being until we feel we have outgrown them. We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

Certain Relationships and Related Transactions

The principal executive office and telephone number are provided by Mr. Csurgo, the officer and a director of the corporation, on a rent-free basis.

Mr. Csurgo will not be paid for any underwriting services that he performs on our behalf with respect to this offering. Mr. Csurgo will also not receive any interest on any funds that he advances to us for offering expenses prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On March 5, 2007, a total of 20,000,000 shares of Common Stock were issued to Mr. Csurgo in exchange for $20,000 US, or $.001 per share. All of such shares are “restricted” securities, as that term is defined by the Securities Act of 1933, as amended, and are held by an officer and director of the Company. (See "Principal Stockholders".)

Market for Common Equity and Related Stockholder Matters

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with

39

the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Amca Resources, nor, anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus Amca had one shareholder of record. We have paid no cash dividends and have no outstanding options.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 1 5g- 1 through 1 5g- 10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-

contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

40

-

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"
price for the penny stock and the significance of the spread between the bid and ask price;

-

contains a toll-free telephone number for inquiries on disciplinary actions;

-

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-

the bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officer and director, who will offer and sell the shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

41

Reports

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

The company has not yet retained a transfer agent.

Executive Compensation

Our current officer receives no compensation. The current Board of Directors is comprised of Mr. Julius Csurgo.

Summary Compensation Table

   Other

  Name & annual Restricted All other

  principal compen- stock Options LTIP compen-

position Year Salary($) Bonus($) sation($) awards($) SARs ($) Payouts sation($)

J. Csurgo

2007

-0-

-0-

-0-

-0-

-0-

-0-

-0-
President

There are no current employment agreements between the company and its executive officer.

On March 2007, a total of 20,000,000 shares of Common Stock were issued to Mr. Csurgo in exchange for cash in the amount of $20,000 U.S., or $.001 per share. The terms of this stock issuance was as fair to the company, in the opinion of the Board of Directors, as could have been made with an unaffiliated third party. In making this determination they relied upon the fact that the 20,000,000 shares were valued at par ($0.001) and purchased for $20,000 in cash.

Mr. Csurgo currently devotes approximately 7 – 10 hours per week to company matters. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

42

Financial Statements

The financial statements of Amca Resources for the period ended August 31, 2007, and related notes, included in this prospectus have been audited by Moore & Associates, Chartered Accountants, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

Changes in and Disagreements with Accountants on Financial Disclosure

None.

43

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

AMCA Resources Inc.

(A Development Stage Enterprise)

We have audited the accompanying balance sheet of AMCA Resources Inc. as of August 31, 2007, and the related statements of operations, stockholders’ equity and cash flows from March 5, 2007 (inception) through August 31, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMCA Resources Inc. as of August 31, 2007 and the results of its operations and its cash flows from March 5, 2007 through August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 8 to the financial statements, the Company has generated no revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 8.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

October 3, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Amca Resources, Inc. (A Development Stage Enterprise)  August 31, 2007

Table of Contents_________________________________________________

                                                                                                       Page

Financial Statements

Balance Sheet

  2

Statement of Earnings and Deficit

  3

Statement of Cash Flows

  4

Statement of Stockholder’s Equity

  5

Notes to Financial Statements

6-9

AMCA RESOURCES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

BALANCE SHEET

Table of Contents

    AS AT AUGUST 31, 2007
     STATEMENT OF EARNINGS AND DEFICIT
     STATEMENT OF CASH FLOWS
     STATEMENT OF STOCKHOLDER’S EQUITY
    FROM INCEPTION MARCH 5, 2007 TO AUGUST 31, 2007
      Accounting Basis
      Goodwill
  Research and Development

AS AT AUGUST 31, 2007

ASSETS

CURRENT ASSETS
Cash	$ 3,117

OTHER ASSETS
Mineral resource properties (note 4)	10,000

TOTAL ASSETS	$ 13,117

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable	$ 0-

LONG-TERM LIABILITIES
Due to shareholder (note 5)	8,511

STOCKHOLDER'S EQUITY (note 6)
Common stock
100,000,000 shares authorized with a par value of $.001 per share
20,000,000 shares issued and outstanding	20,000
Deficit	(15,394)
4,606

TOTAL STOCKHOLDER'S EQUITY	$ 13,117

The accompanying notes are an integral part of these financial statements

AMCA RESOURCES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

 STATEMENT OF EARNINGS AND DEFICIT

FROM INCEPTION MARCH 5, 2007 TO AUGUST 31, 2007

	For the six	Accumulated
	months ended	during the
	mmmm dd, yyyy	development stage

REVENUE	-	-

EXPENSES
Bank charges	$ 659	$ 659
Professional fees	14,735	14,735
	15,394	15,394

NET LOSS	$ (15,394)	$ (15,394)

DEFICIT AT BEGINNING OF PERIOD	-	-

DEFICIT AT END OF PERIOD	$ (15,394)	$ (15,394)

BASIC EARNINGS PER SHARE
Weighted average shares outstanding	20,000,000	20,000,000

Net loss per share basic and diluted	$ (0.001)	$ (0.001)

There are no issued securities considered to be dilutive as at August 31, 2007

The accompanying notes are an integral part of these financial statements

 AMCA RESOURCES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

 STATEMENT OF CASH FLOWS

FROM INCEPTION MARCH 5, 2007 TO AUGUST 31, 2007

	For the six	Accumulated
	months ended	during the
	mmmm dd, yyyy	development stage

OPERATING ACTIVITIES
Net loss	$ (15,394)	$ (15,394)

Net changes in non-cash operating assets and liabilities
Accounts payable	-	-
	(15,394)	(15,394)

INVESTING ACTIVITIES
Acquisition of mineral resource properties	10,000	10,000
	10,000	10,000

FINANCING ACTIVITIES
Issuance of common shares	20,000	20,000
Loan from shareholder	8,511	8,511
Net cash provided by financing activities	28,511	28,511

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,117	3,117

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 3,117	$ 3,117

The accompanying notes are an integral part of these financial statements

 AMCA RESOURCES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

 STATEMENT OF STOCKHOLDER’S EQUITY

FROM INCEPTION MARCH 5, 2007 TO AUGUST 31, 2007

Share		Capital	Accumulated
	Shares	Amount	Deficit	Total

Shares issued on incorporation	20,000,000	$ 20,000		$ 20,000

Net loss for the period ended August 31, 2007			$ (15,394)	$ (15,394)

Balance August 31, 2007	20,000,000	$ 20,000	$ (15,394)	$ 4,606

The accompanying notes are an integral part of these financial statements

AMCA RESOURCES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

AS AT AUGUST 31, 2007

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Amca Resources, Inc. was incorporated under the laws of the state of Nevada on March 5, 2007.  The company is considered a development stage enterprise and is in the process of raising capital with the purpose of engaging in the acquisition, exploration and development of natural resource properties.  The company acquired the mineral claim rights to a property known as Powell Lake 2007 on April 15, 2007.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting policies and procedures are listed below. The company has adopted a December 31 fiscal year end.

Accounting Basis

The Company has not earned any revenue from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”).  Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

We have prepared the financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP).

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less as cash equivalents. As of August 31, 2007 the company had no cash or cash equivalent balances in excess of the federally insured amounts. The Company’s policy is to invest excess funds in only well capitalized financial institutions.

Earnings per Share

The Company adopted the provisions of SFAS No. 128, "Earnings per Share." SFAS No. 128 requires the presentation of basic and diluted earnings per share ("EPS"). Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted.

The Company has not issued any options or warrants or similar securities since inception.

Resource Properties

Acquisition costs of resource properties together with exploration, development and certain administrative expenditures are deferred in the financial statements until such time as the resource is brought into commercial production, sold or abandoned.

Once commercial production has been reached, depletion is provided based on proven ore reserves using the units-of-production basis.  Should a property be sold or abandoned the acquisition costs and deferred exploration expenditures are written off.

Stock Based Compensation

As permitted by Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure", which amended SFAS 123 ("SFAS 123"), "Accounting for Stock-Based Compensation", the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees”, and related Interpretations including "Financial Accounting Standards Board Interpretations No. 44, Accounting for Certain Transactions Involving Stock Compensation", and interpretation of APB No. 25. At August 31, 2007 the Company has not formed a Stock Option Plan and has not issued any options.

Dividends

The Company has not yet adopted any policy regarding the payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Goodwill

Goodwill is created when we acquire a business.  It is calculated by deducting the fair value of the net assets acquired from the consideration given and represents the value of factors that contribute to greater earning power, such as a good reputation, customer loyalty or intellectual capital.

We assess goodwill of individual subsidiaries for impairment in the fourth quarter of every year, and when circumstances indicate that goodwill might be impaired.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs”.  Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred.  Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved.  Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.

Revenue Recognition

Revenue for services provided is recognized over the period to which the service contract relates.

Comprehensive Income

Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.  The Company has no items of comprehensive income to report.

NOTE 3.  RECENTLY ISSUED ACCOUNTING STANDARDS

Management does not believe that any recently issued but not yet adopted accounting standards will have a material effect on the Company's results of operations or on the reported amounts of its assets and liabilities upon adoption.

NOTE 4. MINERAL RESOURCE PROPERTIES

The company acquired 100% of the mineral claim rights to a property known as Powell Lake 2007 on April 15, 2007 for consideration of $ 10,000 cash.  The claim consists of 5 unpatented mineral claims.  The mineral claims have a total surface area of approximately 6.5 kilometers.  The property is located in Powell Township in the province of Ontario, Canada.  At the current time, the property is without known reserves and the proposed program is exploratory in nature.

NOTE 5. DUE TO SHAREHOLDER

The amount due to shareholder is non-interest bearing.

NOTE 6.  STOCKHOLDER’S EQUITY

Common Stock:

On incorporation March 5, 2007 the Company issued 20,000,000 shares of its common stock for  $ 20,000 cash and credited share capital for $ 20,000.

NOTE 7.  PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable as shown in the chart below.

NOTE 8.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern.  The Company operations are in the development stage, and the Company has generated no income since inception.

The Company’s continuance as a going concern is dependent upon; the success of the efforts of its directors and principal shareholders in providing financial support in the short-term; the success of the Company in raising additional long-term financing either from its own resources or from third parties; and the Company achieving profitable operations.  In the event that such resources are not secured, the assets may not be realized or liabilities discharged at their carrying amounts, and differences from the carrying amounts reported in these financial statements could be material.

Dealer Prospectus Delivery Obligation

“Until

, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

PART II
Information Not Required in the Prospectus

Indemnification of Directors and Officers

Amca Resources’ By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.75 1 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

“1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4.

Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a.

By the stockholders;

b.

By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

c.

If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

d.

If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5.

The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a.

Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

b.

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

c.

The Articles of Incorporation provides that “the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time.”

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Amca Resources, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

Other Expenses of Issuance and Distribution

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission’s registration fee.

Securities and Exchange Commission registration fee	$11
Accounting fees and expenses	$ 5,000
Legal fees	$ 1,500
Preparation and EDGAR conversion fees	$ 200
Transfer Agent fees	$500
Printing	$289
Total	$ 7,500

Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 5, 2007, a total of 20,000,000 shares of Common Stock were issued in exchange for $20,000 US, or $.001 per share. These securities were issued to the sole officer and director of the company.

Exhibits

Exhibit 3.1

Articles of Incorporation

Exhibit 3.2

Bylaws

Exhibit 5

Opinion re: Legality

Exhibit 10

Mineral Property Option Agreement

Exhibit 23.1

Consent of counsel (See Exhibit 5)

Exhibit 23.2

Consent of independent auditor

Exhibit 23.3

Consent of professional geologist (See Appendix 1 of Exhibit 99.2)

Exhibit 99.2

Geology Report

Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Company hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)  Include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  Include any additional or changed information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary Prospectus or Prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company

(iii)  The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or Prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or Prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned on December 6, 2007

Amca Resources Inc.

/s/ Julius Csurgo

By: Julius Csurgo, President (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.

/s/ Julius Csurgo

December 6, 2007

Julius Csurgo, President and Director

Date
(Principal Executive Officer, Principal Financial Officer,

Principal Accounting Officer)

Exhibit 3.1

ROSS MILLER

(incorporated on March 5, 2007)

Secretary of State

206 North Carson Street

[LOGO]

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Articles of Incorporation

	USE BLACK INK ONLY - DO NOT HIGHLIGHT			ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of	AMCA RESOURCES INC.
Corporation

2. Resident Agent	CAPITAL CORPORATE SERVICES INC.
Name and Street	Name
Address:	202 S. MINNESOTA STREET		CARSON CITY	Nevada	89703
must be a Nevada address	(MANDATORY) Physical Street Address		City		Zip Code
where process may be
served.

3. Shares
number of shares	Number of shares		Par value		Number of shares
corporation is	with par value:	100,000,000	per share	$ 0.001	without par value: NONE
authorized to issue

4. Names & Addresses	1. PRESTON SHEA
of the Board of	Name
Directors/Trustees:	3104 EAST CAMELBACK RD. #427		PHOENIX	AZ	85016
(each Director/Trustee	Street Address		City	State	Zip Code
must be a natural person	2.
at least 18 years of age:	Name
attach additional page
if more than 3	Street Address		City	State	Zip Code
directors/Trustees:	3.
Name

	Street Address		City	State	Zip Code

5. Purpose:	The purpose of this Corporation shall be:
optional - see instructions	ALL LAWFUL PURPOSES

6. Name, Address	PRESTON J. SHEA		X	S/S
and Signature of	Name		Signature
incorporator:	3104 EAST CAMELBACK RD. #427		PHOENIIX	AZ	85016
(attach additional page	Street Address		City	State	Zip Code

if more than 1
incorporator)

6. Certificate of	I hereby accept appointment as Resident Agent for the above named corporation
Acceptance of
Appointment of	X	S/S	MARCH 5, 2007
Resident Agent:	Authorized Signature of R.A. or On Behalf of R,A. Company		Date

EXHIBIT 3.2

BY LAWS

OF

AMCA RESOURCES, INC.

(a Nevada corporation)

______

ARTICLE I

STOCKHOLDERS

1.  CERTIFICATE REPRESENTING STOCK.  Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation or by agents designated by the Board of Directors, certifying the number of shares owned by him in the corporation and setting forth any additional statements that may be required by the General Corporation Law of the State of Nevada (General Corporation Law).  If any such certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, a facsimile of the signature of the officers, the transfer agent or the transfer clerk or the registrar of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.  If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, the certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer officers of the corporation.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the certificates representing stock of any such class or series shall set forth thereon the statements prescribed by the General Corporation Law.  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of lost of any last, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2.  FRACTIONAL SHARE INTERESTS.  The corporation is not obliged to but may execute and deliver a certificate for or including a fraction of a share.  In lieu of executing and delivering a certificate for a fraction of a share, the corporation may proceed in the manner prescribed by the provisions of Section 78.205 of the General Corporation Law.

3. STOCK TRANSFERS.   Upon compliance with provisions restricting the transfer of registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered bolder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes, if any, due thereon.

4.  RECORD DATE FOR STOCKHOLDERS.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to exercise any rights in respect of any changed, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  If a record date is not fixed, the record date is at the close of business on the day before the day on which notice is giver or, if notice is waived, at the close of business on the day before the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders applies to an adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.  The directors must fix a new record date if the meeting is adjourned to a date more than sixty days later than the date set for the original meeting.

5. MEANING OF CERTAIN TERMS.  As used in these Bylaws in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “Shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Articles of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares of stock, one more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Articles of Incorporation.

6. STOCKHOLDER MEETINGS.

- TIME.  The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of preceding annual meeting.  A special meeting shall be held on the date and at the time fixed by the directors.

- PLACE.  Annual meetings and special meetings shall be held at such place, within or without the State of Nevada, as the directors may, from time to time, fix.

- CALL.  Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

- NOTICE OR WAIVER OF NOTICE.  Notice of all meetings shall be in writing and signed by the President or a Vice-President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the directors must designate.  The notice must state the purpose or purposes for which the meeting is called and the time when, and the place, where it is to be held.  A copy of the notice must be either delivered personally or mailed postage prepaid to each stockholder not less than ten nor more than sixty days before the meeting.  If mailed, it must be directed to the stockholder at his address as it appears upon the records of him, or his duly authorized attorney, either before or after the meeting; and if notice of any kind is required to be given under the provisions of the General Corporation Law, a waiver thereof in writing and duly signed whether before or after the time stated therein, shall be deemed equivalent thereto.

- CONDUCT OF MEETING.  Meetings of the stockholders shall be presided over by one of the following officers in order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.  The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

- PROXY REPRESENTATION.  At any meeting of stockholders, any stockholder may designate another person or persons to act for him by proxy in any manner described in, or otherwise authorized by, the provisions of Section 78.355 of the General Corporation Law.

- INSPECTORS.  The directors, in advance of any meeting, any, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case of any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with to right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

- QUORUM.  A majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum at a meeting of stockholders for the transaction of business unless the action to be taken at the meeting shall require a greater proportion.  The stockholders present may adjourn the meeting despite the absence of a quorum.

- VOTING.  Each share of stock shall entitle the holder thereof to one vote.  In the election of directors, a plurality of the votes cast shall elect.  Any other action is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except where the General Corporation Law, the Articles of Incorporation, or these Bylaws prescribed a different percentage of votes and/or a different exercise of voting power.  In the election of directors, voting need not be by ballot; and, except as otherwise may be provided by the General Corporation Law, voting by ball shall not be required for any other action.

Stockholders may participate in a meeting of stockholders by means of a conference telephone or similar method of communication by which all persons participating in the meeting can hear each other.

7.  STOCKHOLDER ACTION WITHOUT MEETINGS.  Except as may otherwise by provided by the General Corporation Law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.  In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

ARTICLE II

DIRECTORS

1.  FUNCTIONS AND DEFINITIONS.   The business and affairs of the corporation shall be managed by the Board of Directors of the corporation. The Board of Directors shall have authority to fix the compensation of the members thereof for services in any capacity.  The use of the phrase “whole Board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2.  QUALIFICATIONS AND NUMBER.  Each director must be at least 18 years of age.  A director need not be a stockholder or a resident of the State Of Nevada.  The initial Board of Directors shall consist of one person.  Thereafter the number of directors constituting the whole board shall be at least one.  Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be one.  The number of directors may be increased or decreased by action of the stockholders or of the directors.

3.  ELECTION AND TERM.   Directors may be elected in the manner prescribed by the provisions of Sections 78.320 through 78.335 of the General Corporation Law of Nevada.  The first Board of Directors shall hold office until the first election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  Any director may resign at any time upon written notice to the corporation.  Thereafter, directors who are elected at an election of directors by stockholders, and directors who have elected in the interim to fill vacancies and newly created directorships, shall hold office until the next election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  In the interim between elections of directors by stockholders, newly created directorships and any vacancies in the Board of Directors, including any vacancies resulting from the removal of directors for cause or without cause by the stockholders and not filled by said stockholders, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

4.  MEETINGS.

- TIME.  Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

- PLACE.  Meetings shall be held at such place within or without the State of Nevada as shall be fixed by the Board.

- CALL.  No call shall be required for regular meetings for which the time and place have been fixed.  Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

- NOTICE OR ACTUAL CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed.  Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat.  Notice if any need not be given to a director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.

- QUORUM AND ACTION.  A majority of the directors then in office, at a meeting duly assembled, shall constitute a quorum.  A majority of the directions present, whether or not a quorum is present, may adjourn a meeting to another time and place.  Except as the Articles of Incorporation or these Bylaws may otherwise provide, and except as otherwise provident by the General Corporation Law, the act of the directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the board.  The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Members of the Board or of any committee which may be designated by the Board may participate in a meeting of the Board or of any such committee, as the case may be, by means of a telephone conference or similar method of communication by which all persons participating in the meeting hear each other.  Participation in a meeting by said means constitutes presence in person at the meeting.

- CHAIRMAN OF THE MEETING.  The Chairman of the Board, if any and if present and acting, shall preside at all meetings.  Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

5.  REMOVAL OF DIRECTORS.  Any or all of the directors may be removed for cause or without cause in accordance with the provisions of the General Corporation Law.

6.  COMMITTEES.   Whenever its number consists of two or more, the Board of Directors may designate one or more committees which have such powers and duties as the Board shall determine.  Any such committee, to the extent provided in the resolution or resolutions of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal or stamp of the corporation to be affixed to all papers on which the corporation desires to place a seal or stamp.  Each committee must include at least one director.  The Board of Directors may appoint natural persons who are not directors to serve on committees.

7.  WRITTEN ACTION.  Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee, as the case may be.

ARTICLE III

OFFICERS

1.  The corporation must have a President, a Secretary, and a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the board, a Vice-Chairman of the board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant treasures, and such other officers and agents with such titles as the resolution choosing them shall designate.  Each of any such officers must be natural persons and must be chosen by the Board of Directors or chosen in the manner determined by the Board of Directors.

2.  QUALIFICATIONS.   Except as may otherwise be provided in the resolution choosing him, no officer other than the Chairman of the Board, if any, and the Vice-Chairman of the board, if any, need be a director.

Any person may hold two or more offices, as the directors may determine.

3.  TERM OF OFFICE.  Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen or until his resignation or removal before the expiration of his term.

Any officer may be removed, with or without cause, by the Board of Directors or in the manner determined by the Board.

Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board.

4.  DUTIES AND AUTHORITY.  All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolution designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions or instruments may be inconsistent therewith.

ARTICLE IV

REGISTERED OFFICE

The location of the initial registered office of the corporation in the State of Nevada is the address of the initial resident agent of the corporation, as set forth in the original Articles of Incorporation.

The corporation shall maintain at said registered office a copy, certified by the Secretary of State of the State of Nevada of its Articles of Incorporation, and all amendments thereto, and a copy, certified by the Secretary of the corporation, of these Bylaws, and all amendments thereto.  The corporation shall also keep at said registered office a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

ARTICLE V

CORPORATE SEAL OR STAMP

The corporate seal or stamp shall be in such form as the Board of Directors may prescribe.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BYLAWS

The power to amend, alter, and repeal these By laws and to make new Bylaws shall be vested in the Board of Directors subject to the Bylaws, if any, adopted by stockholders.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of  More Cash For Life(Worldwide) Ltd., a Nevada corporation, as in effect on the date hereof.

WITNESS my hand and the seal or stamp of the corporation.

Dated: March 6, 2007

s/s Julius Csurgo_________________________

Secretary of  Amca Resources, Inc..

ORGANIZATION CONSENT IN WRITING OF DIRECTORS

OF

AMCA RESOURCES, INC..

(a Nevada corporation)

_______

(Organized March 5, 2007)

The undersigned, constituting all of the directors named in the Articles of Incorporation of the above-named corporation, do hereby consent in writing to the adoption of the following resolutions:

RESOLVED: That the Bylaws annexed hereto be and they are hereby adopted as the initial Bylaws of the corporation.

RESOLVED: That the following be and they are hereby chosen as the officers of the corporation until the first meeting of directors after the first annual meeting of stockholders and until their successors are chosen and qualified or until their earlier resignation or removal:

President:

Julius Csurgo

Secretary:

Julius Csurgo

____s/s___________________

Julius Csurgo, Director

________________________

, Director

_________________________

, Director

*Section 78.315 of the General Corporation Law authorizes all directors to consent in writing in lieu of meeting.

RESOLUTION OF THE BOARD OF DIRECTORS

OF

AMCA RESOURCES, INC.

(THE “CORPORATION”)

WHEREAS Articles of Incorporation were issued to the Corporation on March 5, 2007, and a copy of same has been inserted in the minute book of the Corporation.

ENACTMENT OF BY-LAWS

The proper officers of the Corporation be and are hereby authorized and directed to sign the By-laws and to place the signed copy thereof in the minute book of the Corporation.

SHARE CAPITAL

The authorized shares of the Corporation shall be 100,000,000 shares of common stock with a par value of $0.001.

SHARE CERTIFICATES

The form of the share certificates for Common shares in the capital of the Corporation, a specimen of which is annexed hereto be and the same is hereby approved and adopted.

ISSUE OF SHARES

Shares in the capital stock of the Corporation be issued to the following persons, of the type and in the aggregate numbers opposite their respective names pursuant to their subscriptions therefore:

ALLOTEE

NUMBER OF SHARES

CONSIDERATION

Common shares

Julius Csurgo

         20,000,000

$20,000.00  Cash

The undersigned being the sole director of the Corporation, hereby signs the foregoing resolutions in accordance with the provisions of The Business Corporations Act of Nevada as amended from time to time.

Dated this 7th day of March,  2007

s/s

Julius Csurgo

SUBSCRIPTION

TO:

AMCA RESOURCES, INC. (the “Corporation”)

AND TO:

THE BOARD OF DIRECTORS THEREOF

I hereby certify as follows:

THE UNDERSIGNED hereby subscribes for the shares in the capital stock of the Corporation listed hereunder and accepts such shares in satisfaction of any funds advanced of the aggregate subscription price for such shares:

Share Type

Number

Consideration

Common shares

20,000,000

$ 20,000.00

THE UNDERSIGNED hereby requests that such shares be issued to the undersigned as fully-paid and non-assessable and that a certificate or certificates representing such shares be issued in the name of and delivered to the undersigned.

Dated this    7 th day of March, 2007

s/s

    Julius Csurgo

EXHIBIT 5.1

LAW OFFICE OF PRESTON SHEA, ESQ.

December 5 ,2007

Mr. Julius Csurgo

President/Director

Amca Resources, Inc.

160 Frederick St.

Suite 906,

Toronto, Ontario

Canada

M5A 4H9

RE:  Opinion  of  Counsel  for  Second Amended Registration  Statement  on Form SB-2  Under the      Securities Act of 1933 (the  "Registration  Statement") of Amca Resources    Inc., a Nevada corporation.

Dear Mr. Csurgo :

This Office  has acted as counsel for Amca Resources,  Inc. a Nevada  corporation (the "Company") for the limited  purpose of rendering this opinion in connection  with the  registration (pursuant to the Registration  Statement) of 2,000,000 shares (the "Shares") of the common stock, par value $0.001 per share, of the Company

In my capacity as  counsel to the Company,  I have examined  originals, or copies certified or otherwise identified to my satisfaction, of the following documents:

     1.   Certificate of  Incorporation  of the Company,  as amended to date;

     2.   Bylaws of the Company, as amended to date;

     3.   The records of corporate  proceedings  relating to the issuance of the

           Shares  and authorizing the offering.

     4.   Such other  instruments  and  documents,  if any,  as we believe to be necessary for the purpose of rendering the following opinion.

In such  examinations,  I have assumed the authenticity and completeness of all documents, certificates and records submitted to me as originals, the conformity to the original instruments of all documents, certificates and records submitted to me as copies,  and the authenticity and completeness of the originals of such instruments.  As to certain  matters of fact relating to this  opinion,  I have relied on the  accuracy  and  truthfulness  of  certificates  of officers of the Company  and  on   certificates  of  public   officials,   and  have  made  such investigations of law as I have believed necessary and relevant.

I am a licensed attorney in the State of Arizona.  I do not express  any  opinion  as to the laws of any other  jurisdiction other General  Corporation  Law of the State of Nevada (the  "NVCL"),  all  applicable provisions  of the  State  of  Nevada  Constitution  and all  reported  judicial decisions  interpreting  those laws as well as U.S.  federal  securities law. No opinion is  expressed  herein with  respect to the  qualification  of the Shares under the securities or blue sky laws of any state or any foreign  Jurisdiction.

This  opinion  is  limited  to the laws,  including  the  rules and  regulations thereunder,  as in effect on the date hereof. Based on the following I am of the following opinion:

1. Amca Resources,  Inc. (the  "Company") is a duly and legally  organized and existing Nevada State Corporation,  with its registered statutory office located at , 202 S. Minnesota Street, Carson City,  Nevada 89702  and its additional mailing  receipt  office  located at 160 Frederick St. Suite 906, Toronto, Ontario , Canada, M5A 4H9.The Articles of  Incorporation  and corporate registration  fees were submitted to the Nevada  Secretary of State's office and filed with the office on March 6th, 2007.  The  Company's  existence  and form is valid and legal  pursuant to the  statutes of the State of Nevada.  Based on my  personal review of the records made available to it and inquiry with the Secretary of State of Nevada through its web site, the Company's status is shown as "ACTIVE.".

2. The Company is a fully and duly  incorporated  Nevada corporate  entity.  The Company  has one class of Common  Stock at this time.  Neither  the  Articles of Incorporation, Bylaws, and amendments thereto, nor subsequent resolutions change the non-assessable  characteristics of the Company's common shares of stock. The Company's original articles of Incorporation authorized 20,000,000 shares with a par  value of $0.001  per  share.  Prior to the  issuance  of any  shares by the Company and in compliance  with Nevada State Law, the Company amended its Articles of  Incorporation  and increased  the number of Authorized  shares to 100,000,000 with par value of $0.001 per share.

3.  The  Company's  outstanding  shares  are  all  common  shares.  There  is no liquidation  preference right held by the present  Shareholder upon voluntary or involuntary liquidation of the Company.

4. To my knowledge, the Company is not a party to any legal proceedings nor are there any  judgments  against  the  Company,  nor are there any actions or suits filed  or  threatened  against  it or  its  officers  and  directors,  in  their capacities as such,  other than as set forth in the registration  statement.  We know of no disputes involving the Company and the Company has no claim,  actions or inquires from any federal,  state or other government  agency,  other than as set  forth in the  registration  statement.  I know of no  claims  against  the Company or any reputed claims  against it at this time,  other than as set forth in the registration statement.

5. By  directors'  resolution,  the  Company  has  authorized  the  issuance  of 2,000,000 shares of common stock for this offering.  The Company's  Articles of Incorporation  presently  set the  authorized  capital  stock of the  Company at 100,000,000 shares designated as Common Stock, with a $0.001 par value.

Based upon the foregoing,  I am of the opinion that the shares being offered for sale and issuable by the Company pursuant to this Registration Statement will be duly authorized and validly issued, fully paid and non-assessable when issued as contemplated by the registration statement.

The Firm does  hereby  consent  to the use of this  opinion as an exhibit to the Registration  Statement and to the  references to this firm in the  Registration Statement.  In giving  this  consent,  I do not  hereby  admit that I was acting within the category of persons whose consent is required  under Section 7 of the Securities  Act and the rules and  regulations  of the  Securities  and Exchange Commission thereunder.

Yours truly,

Law Office of Preston Shea, Esq.

s/s

By: Preston Shea, Esq

EXHIBIT 10

MINERAL PROPERTY OPTION AGREEMENT

THIS AGREEMENT dated for reference , April 9th, 2007.

BETWEEN:

John P. Rapski

with an office at

P.O. Box. 122, Swastika, ON., Canada, P0K 1T0

(the "Optionor")

OF THE FIRST PART

AND:

AMCA RESOURCES, INC., a company incorporated pursuant to the laws of the

State of Nevada and having its head office

160 Frederick St. Suite 906, Toronto, Ontario, Canada, M5A 4H9

("Amca")

OF THE SECOND PART

WHEREAS:

A.   John Rapski, is the  registered and beneficial  owner of a mineral property claim group,  which claims are more particularly  described in Schedule"A"  attached  hereto  which  forms a material  part hereof  (collectively,  the"Claims");

B. The  Optionor  has  agreed  to grant to Amca the sole and  exclusive  right, privilege and option to explore the Claims  together with the sole and exclusive right, privilege and option to purchase the Claims upon the terms and conditions hereinafter set forth;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1. OPTIONOR REPRESENTATIONS

1.1

The Optionor represents and warrants to Amca that:

     (a)  The Optionor is the registered and beneficial owner of the Claims and   hold the right to explore and develop the Claims;

     (b)  The Optionor holds the Claims free and clear of all liens, charges and claims of others, and the Optionor has a free and unimpeded right of  access to the Claims and have use of the Claims surface for the herein  purposes;

s/s JR

     (c)  The Claims have been duly and validly located and recorded in a good  and miner-like manner pursuant to the laws of Ontario and are  in good standing in Ontario as of the date of this Agreement;

     (d)  There are no adverse claims or challenges against or to the Optionor  ownership of or title to any of the Claims nor to the knowledge of the Optionor is there any basis therefore, and there are no outstanding  agreements or options to acquire or purchase the Claims or any portion  thereof;

     (e)  The Optionor has the full right, authority and capacity to enter into  this Agreement without first obtaining the consent of any other person  or body corporate and the consummation of the transaction herein  contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under,or result in the creation of any encumbrance under the provisions of  any indenture, agreement or other instrument whatsoever to which either Optionor is a party or by which they are bound or to which they are subject; and

     (f)  No proceedings are pending for, and the Optionor is unaware of any  basis for, the institution of any proceedings which could lead to the placing of the Optionor in bankruptcy, or in any position similar to bankruptcy.

1.2 The representations and warranties of the Optionor set out in paragraph 1.1above form a part of this Agreement and are conditions upon which Amca has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claims by Amca.

2. AMCA'S REPRESENTATIONS

     Amca warrants and represents to the Optionor that it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3. GRANT OF OPTION

                  The  Optionor  hereby  give and  grant  to Amca  the sole and     exclusive right and option to acquire a l00% undivided right, title and interest in and to the Claims (the "Option"), subject to a 2% net smelter returns royalty reserved in favour of the Optionor,  by performing the acts and deeds and paying the sums provided for in paragraph 4.

4. CONSIDERATION FOR THE GRANT OF OPTION

4.1 In order to keep the Option granted to Amca in respect of the Claims in good standing and in force and effect, Amca shall be obligated to:

     Cash Payments

     (a)  Pay to the Optionor a total of $10,000 USD in the following manner:

          (i)  $10,000 by the close of business April 11th , 2007

s/s JR

     Property Payments and Assessment Work

          (b)  Pay, or cause to be paid, to the Optionor, or on the Optionor  behalf as Amca may determine, all Claims payments and assessment  work required to keep the Claims and this Option in good standing               during the term of this Agreement.

5. COVENANTS OF AMCA

5.1 Amca shall perform all work on the Claims in a miner-like manner and shall comply with all laws, regulations and permitting requirements of Canada and the Province of British Columbia including compliance with all:

     (a)  environmental statutes, guidelines and regulations;

     (b)  work permit conditions for lakes and streams; and

     (c)  work restrictions relating to forest fire hazards.

6. RIGHT TO ABANDON PROPERTY INTERESTS

     Should Amca, in its sole discretion, determine that any part of the Claims no longer warrants further exploration and development, and then Amca may abandon such interest or interests without affecting its rights or obligations under this Agreement, so long as Amca provides the Optionor with 30 days notice of its intention to do so. Upon receipt of such notice, the Optionor may request Amca to retransfer the title to such interest or interests to them, and Amca hereby agrees to do so, and upon expiry of the 30 days, or upon the earlier transfer thereof, such interests shall cease to be part of the Claims for the purposes of this Agreement.

7. TERMINATION OF OPTION

7.1 Subject to paragraph 7.2, the Option shall  terminate if Amca fails to make the required cash payments or to complete required assessment work in accordance with paragraph 4.1 herein within the time periods specified therein.

7.2 If Amca shall be in default of any  requirement  set forth in paragraph 4.1herein,  the Optionor shall give written notice to Amca  specifying the default and Amca shall not lose any rights granted under this Agreement,  unless within30 days after the giving of notice of default by the Optionor,  Amca has failed to take reasonable steps to cure the default by the appropriate performance.

7.3 If the  Option is  terminated  in  accordance  with  paragraphs  7.1 and 7.2herein,  Amca shall have no interest in or to the Claims,  and all expenditures and payments made by Amca to or on behalf of the Optionor  under this Agreement shall be non-refundable by the Optionor for which Amca shall have no recourse.

8. ACQUISITION OF INTERESTS IN THE PROPERTY

     At such time as Amca has made all of the required cash payments in accordance with paragraph 4.1 herein, within the time periods specified therein, then the Option shall be deemed to have been exercised by Amca, and Amca shall have thereby, without any further act, acquired an undivided 100% interest in and to the Claims, subject to a 2% net smelter returns royalty in favour of the Optionor.

s/s JR

9. RIGHT OF ENTRY

     For so long as the Option continues in full force and effect, Amca, its employees, agents, permitted assigns and independent contractors shall have the right to:

     (a)  enter upon the Claims;

     (b)  incur expenditures;

     (c)  bring upon and erect upon the Claims such mining facilities as Amca          may consider advisable; and

     (d)  remove material from the Claims for testing purposes up to 2 tonnes  for a bulk sample.

10. NET SMELTER RETURNS ROYALTY

10.1 For the purposes of this  Agreement,  "net smelter  returns" shall mean the net  amount  shown due by the  smelter  or other  place of sale from the sale of mineral  products,  as  indicated  by its returns or  settlement  sheets,  after payment of:

     (a)  all freight charges from the shipping point to the smelter or other place of sale;

     (b)  all other proper treatment or other charges at such smelter or other place of sale; and

     (c)  provincial or federal royalties due and payable on production, if any.

10.2 For the purposes of paragraph 10, "commercial production" shall not include milling of ores for the  purpose  of  testing  or  milling  by a pilot  plant or milling during an initial tune-up period of a plant.

10.3 On the date  Amca  commences  commercial  production  on the  Claims,  the Optionor  shall be entitled to receive and Amca shall pay to the Optionor 2% of net smelter returns, to a maximum of $40,000,000 .00

10.4 Amca  shall be under no  obligation  whatsoever  to place the Claims  into commercial  production  and  in  the  event  they  are  placed  into  commercial production,  Amca shall have the right, at any time, to curtail or suspend such production as it, in its absolute discretion, may determine.

10.5 Net smelter  returns and the  payments  payable to the  Optionor  hereunder shall be adjusted and paid  quarterly,  and within 90 days after the end of each fiscal year during which the Claims were in commercial  production,  the records relating to the calculation of net smelter returns during that fiscal year shall be  audited  and any  adjustments  shall  be  made  forthwith,  and the  audited statements  shall be  delivered  to the  Optionor  who shall  have 60 days after receipt of such  statements  to question in writing  their  accuracy and failing such question, the statements shall be deemed correct.

10.6 The Optionor or their  representatives duly appointed in writing shall have the right at all reasonable times, upon written request,  to inspect those books and financial  records of Amca which are relevant to the  determination  of net smelter returns, and, at the expense of the Optionor, to make copies thereof.

s/s JR

11. OPERATOR

     After the execution of this Agreement, Amca, or at Amca's option, its respective associate or nominee or such other unrelated entity as it may determine, will act as the operator of the Claims under this Agreement. Amca, if operator, may resign as the operator at any time by giving 30 calendar days prior written notice to the Optionor, and within such 30 day period, Amca may appoint another party who covenants to act as the operator of the Claims upon such terms as Amca sees fit.

12. POWER AND AUTHORITY OF THE OPERATOR

     After the execution of this Agreement, the Operator shall have full right, power and authority to do everything necessary or desirable in connection with the exploration and development of the Claims and to determine the manner of operation of the Claims as a mine.

13. REGISTRATION OF PROPERTY INTERESTS

     Upon the request of Amca, the Optionor shall assist Amca to record this Agreement with the appropriate mining recorder and, when required, the Optionor shall further provide Amca with such recordable documents as Amca and its counsel shall require record of its due interest in respect of the Claims.

14. FURTHER ASSURANCES

     The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

15. FORCE MAJEURE

     If Amca is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of Amca, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and Amca, insofar as is possible, shall promptly give written notice to the Optionor of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Optionor as soon as such cause ceases to exist.

16. CONFIDENTIAL INFORMATION

     No information furnished by Amca to the Optionor hereunder in respect of the activities carried out on the Claims by Amca, or related to the sale of mineral products derived from the Claims, shall be published by the Optionor without the prior written consent of Amca, but such consent in respect of the reporting of factual data shall not be unreasonably withheld.

s/s JR

17. ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

18. NOTICE

18.1 Any notice  required to be given under this Agreement shall be deemed to be well and  sufficiently  given if delivered,  or if mailed by registered  mail in Canada, in the case of the Optionor addressed to them as follows:

                 John Rapski, P.O. Box 122, Swastika, Ontario, P0K 1T0

and in the case of Amca addressed as follows:

                  Amca Resources, Inc.

                  160 Frederick St. , Suite 906

                  Toronto, Ontario

                  Canada, M5A 4H9

and any  notice  given as  aforesaid  shall be  deemed to have  been  given,  if delivered,  when  delivered,  or if mailed,  on the third business day after the date of mailing thereof.

18.2 Either party  hereto may from time to time by notice in writing  change its address for the purpose of this section.

19. OPTION ONLY

     Until the Option is exercised, this is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating Amca to do any acts or make any payments hereunder and any acts or payments made hereunder shall not be construed as obligating Amca to do any further acts or make any further payments.

20. RELATIONSHIP OF PARTIES

     Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

21. TIME OF ESSENCE

     Time shall be of the essence of this Agreement.

22. TITLES

     The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

s/s JR

23. CURRENCY

     All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.

24. SEVERABILITY

     In the event that any of the paragraphs contained in this Agreement, or any portion of thereof, is unenforceable or is declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Agreement and such unenforceable or invalid paragraph, or portion thereof, shall be severable from the remainder of the Agreement.

25. APPLICABLE LAW

     The site of the Agreement is , and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the .

26. ENUREMENT

     This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

  John P. Rapski                                                     AMCA RESOURCES, INC.

s/s John Rapski

s/s Julius Csurgo

_____________________________                   ________________________________

Authorized Signatory                                           Authorized Signatory

s/s

s/s

_____________________________                    ________________________________

Witness                                                                  Witness

SCHEDULE "A"

TO THAT CERTAIN AGREEMENT MADE AS OF APRIL 9th , 2007 Between JOHN P. RAPSKI AND AMCA RESOURCES, INC.

The mineral claim that constitute the Powell Lake 2007 mineral claims located in the Province of Ontario

Specifics of the claims are as follows:

  Claim Name                                                  Good Till Date                          Tenure Number

Powell Township

LARDER LAKE MINING DIVISION                                                             4217234

                                                                                                                           4217012

                                                                                                                           4217015

                                                                                                                           4217013

                                                                                                                           4217014

                                   [CLAIM MAP]

EXHIBIT 23.1

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

                                                      INDEPENDENT AUDITORS' CONSENT

We consent to the use of Amca Resources,  Inc.  on Form SB-2 of our  Auditor's Report dated October 3,2007 on the balance sheet of Amca Resources,  Inc. as of August 31st , 2007 and the related  statement of income and accumulated  deficit from March 5, 2007 through August 31, 2007, changes in stockholders' equity, and cash flows for the period ended August 31, 2007.

/s/_______________________________

Moore and Associates

Las Vegas, Nevada

October 19, 2007

EXHIBIT 99.1

JUNE 20, 2007

AMCA RESOURCES, INC.

DESCRIPTION OF PROPERTY

This area is of geological interest as it has been shown to possess the key elements for the formation of an economic deposit as outlined by Houle (OFR 6172). Factors, critical to the genesis of economically significant sulphide deposits as described in Hole’s report are as follows:

1. Source of Metal – Magma must initially be under saturated in sulphides to contain concentrations of Ni, Cu, and PGE.

2. Source of Sulphides – magma must have an external sulphur source to segregate significant abundances of sulphides at a high crustal level.

3. Dynamic system – the ores must form in a dynamic system where the magmas can interact with country rock to extract the sulphides.

4. Physical Trap – sulphides must be concentrated by some type of trap (embayment or inflection).

Sproule concluded that “all the host rock in the area were under saturated in sulphide” and “the presence of thick olivine comulate and autobrecciated units suggests a high dynamic system for the komatatite rocks”.(Sproule et al. in press Canada: Economic Geology) The komatatite occurrence Ban-11 contains a fair amount of sulphides within its flanking facies which suggests the presence of a sulphide source in the immediate vicinity.(Houle) Houle’s report also indicates conditions exist for the presence of localized traps within the area as does the embayment features of the mag expression.

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion for AMCA Resources which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as Exhibit A to this prospectus.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, silver, copper and other minerals. The Powell Lake mineral property, the only claim currently in the company's portfolio consists of 52 units in 5 unpatented mineral claims. There is the possibility that the property does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

GLOSSARY OF MINING TERMS

"Adit": An opening driven horizontally into the side of a mountain or hill for providing access to a mineral deposit.

"Andesite": Andesite is an igneous, volcanic rock, of intermediate composition, with aphanitic to porphyritic texture. Its mineral assembly is usually primarily quartz and plagioclase.

"Anomalous": A departure from the norm which may indicate the presence of mineralization.

"Argillic-altered": Pertaining to clay or clay minerals; e.g., argillic alteration in which certain minerals of a rock are  converted to minerals of the clay group.

"Basalt":  An extrusive volcanic rock.

"Biotite": Biotite is a sheet silicate. Iron magnesium aluminum  silicate forms sheets, and weakly bond together by   potassium ions. It is sometimes called "iron mica".

"Breccia": A rock in which angular fragments are surrounded by a mass of fine-grained minerals.

"Chalcopyrite": A sulphide mineral of copper and iron; the most important ore mineral for copper.

"Chert":   A variety of silica that contains microcrystalline quartz.

"Clast or Clastic": Clastic rocks refer to rocks formed from fragments of pre-existing rock.

"Copper" or "Cu": A reddish or salmon-pink isometric metal... It is ductile and malleable, a good conductor of heat and electricity, usually dull and tarnished.

"Diamond drill" A rotary type of rock drill that cuts a core of rock that is recovered in long cylindrical sections.

"Fault":  A fracture dividing a rock into two sections that have visibly moved relative to each other.

"Feldspar":  Silicate minerals which occur in igneous rocks. Plagioclase is a form of feldspar which contains calcium and sodium

"Flows":  Volcanic rock formed from lava that flowed out onto the earth's surface. "Geological Mapping": The process of observing and measuring geological features in a given area and plotting these features, to    scale, onto a map.

"Geophysical Survey": A method of exploration that measures the physical properties of rock formations including magnetism, specific gravity, electrical conductivity and resistance.

"Gold" or "Au": A heavy, soft, yellow, ductile, malleable, metal. Gold is a critical element in computer and communications technologies.

"Greenstone": Greenstone, also known as greenschist, is a non layered metamorphic rock derived from basalt, gabbro or similar rocks containing sodium-rich plagioclase feldspar,   chlorite and quartz.“komatiites”:

“Komatiites”: are ultramafic mantle-derived volcanic rocks. They have low SiO2, low K2O, low Al2O3, and high to extremely high MgO. True komatiites are very rare and essentially restricted to rocks of archean age and most are greater than two billion years old, restricted in distribution to the Archaean shield areas. Komatiites occur with other ultramafic and high-magnesian mafic volcanic rocks in Archaean greenstone belts.

"Limestone": A sedimentary rock composed primarily of calcium carbonate.

"Massive Sulphide Mineralization": Mineralization that contains a variety of different sulphide minerals - usually includes - sphalerite,       chalcopyrite, pyrite and pyrrhotite.

"Metamorphic" A rock that has undergone chemical or structural changes (heat, pressure, or a chemical reaction) that causes changes to its original state - High-grade metamorphic is a large amount of change.

"Mineral claim":  A portion of land held either by a prospector or a mining company, in British Columbia each claim is 500m x 500m (1,640 ft2).

"Molybdenum": A transition metal. The pure metal is silvery white in color, fairly soft, and has one of the highest melting points of all pure elements. In small quantities, molybdenum is effective at hardening steel.

"Ore":  A mixture of mineralized rock from which at least one of   the metals can be extracted at a profit.

“PGE”; Platinum Group Element, includes the metals platinum, palladium and rhodium.

"Porphyry tic":   Porphyry is a very hard igneous rock consisting of large-grained crystals, such as feldspar or quartz, dispersed in a fine-grained feldspathic matrix or groundmass.

"Precious Metal": Any of several metals, including gold, silver, palladium and platinum That have high economic value: metals that are often used to   make coins or jewelry.

"Pyrite":  A yellow iron sulphide mineral - sometimes referred to   as "fool’s gold".

"Pyrrhotite":  A bronze colored, magnetic iron sulphide mineral.

"Quartz": Common rock forming mineral consisting of   silicon and oxygen.

"Sedimentary Rocks": Secondary rocks formed from material derived from other rocks and laid down underwater.

"Silicified":  Combined or impregnated with silicon or silica.

"Silver" or "Ag": A white metal that is ductile, very malleable and capable of a high polish. This precious metal has   major industrial applications in photography, x-rays, electronics and electrical contacts, batteries, brazing alloys, catalysts, mirrors, jewelry and sterling ware.

"Soil sampling": The collecting of samples of soil, usually 2 pounds per sample, from soil thought to be covering mineralized rock. The samples are submitted to a laboratory that will analyze them for mineral content.

"Sphalerite": A zinc sulphide mineral; the most common ore mineral of zinc.

"Stringer": An irregular filament or a narrow vein of one or more minerals traversing a rock mass.

"Trachyandesite": An extrusive igneous rock. It has little or no free quartz, but is dominated by alkali feldspar and sodic plagioclase.

"Trenching": The digging of long, narrow excavation through soil, or rock, to expose mineralization.

"Tuff":  Rock composed of fine volcanic ash.

"Vein":  A crack in the rock that has been filled by minerals that have traveled upwards from a deeper source.

"Volcanic rocks": Igneous rocks formed from magma that has flowed out or has been violently ejected from a volcano.

"Zinc" or "Zn":  A soft white metal, used in car batteries, and lightweight metal castings.

GENERAL INFORMATION

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Powell Lake mineral property that was acquired on April 15, 2007 from John P. Rapski. AMCA Resources entered into a Mineral Property Option Agreement with Mr. Rapski, which grants to AMCA Resources the sole and exclusive right, privilege and option to explore the Powell Lake 2007 claims. The mineral claims have a total surface area of approximately 6.5 square kilometers. The property is located is located 10 km west-northwest of the town of Matachawan, in the west central part of Powell Township, adjacent to the Bannockburn Township boundary in the Larder Lake Mining Division, District of Temiskaming. These claims can be accessed by trails which run off highway 66 a short distance west of the bridge across the Mistinikon River.  Within the property elevations range from 321 meters (1000 ft) at the surface of Lake Mistinikon to 410 meters (1250 ft), along the east-north east trending ridge tops.  The lake is part of the Montreal River.

At the current time the property is without known reserves and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

Exploration successes at the nearby Mustang Properties has led to the discovery of the ________________mine in

If a large mineralized vein system is present the project could be developed on a large scale and conversely if a smaller mineralization vein system is present then the property could be developed on a smaller scale.

The discussions contained herein are management's estimates. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required. We are also unable to assure you we will be able to raise the additional funding to proceed with any subsequent work on the claims if mineralization is found in Phase 1.

PLAN OF OPERATION

There is not a plant or any equipment currently located on the property. Previous claims were held in the area by Patrician Gold Mines, Mustang Minerals.

The initial phase of exploration will consist of soil sampling and prospecting, geochemical analyses; data evaluation and reporting. We plan to commence the phase one exploration program on the claim in the fall 2007. The program should take approximately two months to complete over a six month period. Following phase one of the exploration program, if it proves successful in identifying mineral deposits and we are able to raise the necessary funds, of which there is no guarantee, we intend to proceed with phase two of our exploration program which will take approximately four months to complete.

Subject to financing, we anticipate commencing the second phase of our exploration program in late spring or summer 2008. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our planned exploration program. We will require additional funding to proceed with any subsequent recommended drilling work on the claim. We cannot provide investors with any assurance that we will be able to raise sufficient funds to fund any work after the first phase of the exploration program.

Our geologist believes that the previous work has laid the groundwork to quickly and efficiently build upon the work from the previous exploration companies that have never been followed up.  “This property should be further examined taking into account the new structural interpretation by the OGS. The two electromagnetic highs on the east side of the property are of interest because of their potential for mineralization and the embayment shape which suggests the possibility of an area of entrapment. Trenching, geochemistry and mag are recommended to explore the magnetic anomalies with follow-up diamond drilling if warranted”, as stated by Katheryn Kryklwy in her report this month.

This diamond drilling would comprise the second phase of exploration at an approximate cost of $250,000.

.

Budget  Phase I

Work Cost/Unit

Total Cost

10 Km Line Cutting $500/km

 $ 5,000

500 Soil Samples $10/Sample

$ 5,000

500 Rock Assays $30/Samples

$15,000

EM & Mag (5km) $400/Km

$ 2,000

(in winter over ice)

Back Hoe Work $1000/ day

$ 4,000

Assay retests

 $ 200

Total $31,200

ACQUISITION OF THE POWELL LAKE 2007 MINERAL PROPERTY

On April 17, 2007 AMCA Resources entered into a Mineral Property Option Agreement with John P. Rapski which grants to AMCA Resources the sole and exclusive right, privilege and option to explore the Powell Lake 2007 claims together with the sole and exclusive right, privilege and option to purchase the claims upon the following terms and conditions:

     1.   AMCA shall have the sole and exclusive right and option to acquire a 100% undivided right, title and interest in and to the claims, subject to a 2% net smelter returns royalty payable to John Peter Rapski, by performing the acts and deeds and paying the following sums:

(a)  Pay to Mr. Rapski a total of $10,000 as was completed by April 30th, 2007.

(b)  Pay, or cause to be paid, to John Rapski, or on their   behalf as AMCA may determine, all claims payments and assessment   work required to keep the Claims and the Option in good standing.

2.   At such time as AMCA  has made all of the required cash payments within the time periods specified, then the Option has been deemed to have been exercised, and AMCA  shall has acquired an undivided 100% interest in and to the Claims, subject to a 2% net smelter return royalty payable to John Rapski, to a maximum of $40,000,000.

3.   For so long as the Option continues in full force and effect, AMCA,  its employees, agents, permitted assigns and independent contractors  shall have the right to:

          (a)  Enter upon the Claims;

          (b)  Incur expenditures;

          (c)  Bring upon and erect upon the Claims such mining facilities as

               AMCA may consider advisable; and

          (d)  Remove material from the Claims for testing purposes as many

               Tones as are deemed necessary for a bulk sample.

The mineral title claim has been registered with the Government of Ontario and a title search has been done to ensure there are no competing claims to the property.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

All claims in Ontario are subject to work performance criteria as outlined in the website http://www.mndm.gov.on.ca/mndm/mines/lands/asgao/default_e.asp. Further help is available by contacting the assessment office: For inquiries regarding Assessment Work, contact: Toll Free phone 1-888-415-9845, Toll Free Fax 1-877-670-1555
Mailing address: Willet Green Miller Centre, 933 Ramsey Lake Road, 3rd Floor, and Sudbury, ON P3E 6B5.

For management purposes these costs are estimated to be less than $5000 per year.

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

The property is located is located 10 km west-northwest of the town of Matachawan, The property is located in the west central part of Powell Township,  adjacent to the Bannockburn Township boundary in the Larder Lake Mining Division, District of Temiskaming. These claims can be accessed by trails which run off highway 66 a short distance west of the bridge across the Mistinikon River.

Timmins is the closest commercial site and is about 60Km to the northeast of the site.  The property is accessible from logging roads currently in use.

TOPOGRAPHY AND PHYSIOGRAPHY

The Powell Lake property is situated in the northern Ontario in the Timmins area. The region has a relatively dry climate, and snow cover in winter is generally moderate to heavy. The climate in the area is semi arid with moderately warm summers and cold dry winters. Typical temperature ranges are from mid to upper 30's C (90 degrees F) in summer and -10 to -30 C (-10 to 15 degrees F) in winter. Within the Powell Lake property elevations range from 321 meters (1000 feet) at the lake to 410 meters (1250 feet) in the east-northeast trending ridges. Several small unnamed lakes occur in and around the property. A mature growth of poplar, birch, spruce, and balsam fir cover the area.

HISTORY AND PREVIOUS WORK

As noted in the 2004 Assessment report for Mustang Mineral Corp, which covers the Powell Property, “exploration on Mustang’s property has been fairly limited and/or poorly reported.” Historical trenches are noted on the property but in a 1952 report by the resident geologist WS Savage the genesis of these trenches was unknown even at that time. Early prospecting was conducted by A Hansen, W Brook bank and N Envoy. Geophysical surveys were conducted in 1957 by Kokotow and in the early 70’s by Canadian Johns-Mansville but did not produce any significant results at that time. A 1979 geographical survey revealed some interesting mag highs in an embayment type formation. Driver resources conducted a VLF-Mag survey in the central portion of the claim and delineated 3 major faults on the property which correlate to the faults mapped by Lovell in 1967.A geophysical survey by Patrician Gold Mines in the southwest part of the claim block in the same year indicated very intense magnetic values likely associated with massive magnetite and several narrow bands of highs. They concluded there was a high possibility of base metal concentration along strike of the EM anomaly as the knowledge at that time did not explain the series of conductive anomalies Patrician followed up with trenching, mapping and diamond drilling to test the anomalous results. Of several holes collared information was released for only two and assays were not filed. Mapping and sampling was recommended in other ultramafic lithologies in the vicinity. Mustang Minerals conducted a mapping and sampling

Program in 2004 concentrating on a historical trench in the SW region of the property again with no significant results.

Although what historical work has been noted has tended to be disappointing, recent work conducted by the OGS has resulted in a new structural interpretation which requires a renewed look at this area.

                            [Figure 1: Location Map]

               [Figure 2: Powell Lake claim, Map]

REGIONAL GEOLOGY

The geology of the property is interpreted from Ontario Geological Survey sources; the most recent mapping of Powell Township was conducted in 2005. A mixed assemblage of lithologies underlies the area. In the east and centre of the claims, mafic and ultramafic flows and sedimentary horizons strike east—west and are folded about an east—west anticlinal axis, which traverses the centre of the property. A felsic intrusion (with possible mafic marginal zone) occurs in the western 1/3 of the property. Subordinate ultramafic intrusions are located in the centre and east of the claim group. In the south the supracrustal rocks are unconformably overlain by Cobalt Sediments. North—south trending diabase dykes are common in the region, although only two occurrences are noted on the claim group. Unconsolidated Quaternary sediments extensively cover the bedrock. Trench mapping in the vicinity of drill holes p_98--O1 and P-98—02 shows bedrock to consist mainly of massive, fine to medium grained mafic volcanics, with lesser gabbroic textured material locally, and a narrow flow top breccia or thin unit of gravel sized interfiow volcanic detritus. Predominant strike directions appear to range from 300-320 degrees, with fairly steep dips to the northeast. Weakly porphyritic hornblende syenite occurs at the northwest end of the angled trench on L 19 W, and is believed to be the margin of the large intrusive body. Fine grained, rather small felsic dykes occur along fracture sets further to the east. A government sponsored airborne geophysical survey was conducted in 1975; it outlined three electromagnetic conductors on the claim group and a region of elevated magnetic response. A reinterpretation of the airborne data by Patrician confirms the interpretation that the EM responses are bedrock conductors. Assessment file research indicates that the magnetic response has been tested with diamond drilling but that the EM conductors are untested. East of the property several ore bodies have been exploited, including the Young-Davidson and Matachewan Consolidated mines, producing more than one million ounces of gold between the 1930’s and late 1950’s. In the recent past, work by Royal Oak Mines on the Young—Davidson and Matachewan Consolidated properties allowed a resource estimate of 1.3 million ounces of gold grading 0.08 ounces per ton on the property.

[Figure 3: Regional Geology and Mineral Showings]

Please also refer to Ontario Geological Survey map P3577

LOCAL AND PROPERTY MINERALIZATION

The komatite-metasedimendary rock contact is a prospective zone for gold. Several showings at, or near this contact indicate the entire strike length throughout Powell Township should be examined. Widespread iron carbonate alteration on Mistinikon Lake and some of the higher grade gold occurrences indicate that the most northern contact may be a more prospective area than others. (Berger, OFR 6172, 2005) .Komatitite deposits typically occur in clusters, within the Abitibi belt. (Examples Shaw Dome, Dundonald area and Lamotte area.) Areas where one or two deposits have been discovered, such as the Bannockburn area, have significant potential for the discovery of additional deposits. The most recent mapping of Powell Township was conducted by OGS in 1995 indicating a mixed assemblage of lithologies folded along an E-W axis. A felsic intrusion occurs in the western 1/3 of the property. Other ultramafic intrusions are located in the claim group. Komatitite units in this area are from the same komatatitic sequence with NW to SE folding which results in several reversals in stratigraphic facing. This is important, as without clear knowledge of the facing of a particular unit, past diamond drilling may have been down dip and may not have tested the basal contents of the komatites. Mustang Resources noted that the presence of a sulphide -bearing ultramafic intrusive suite and long series of conductive anomalies that bisect the suite indicates the potential for mineralization. This was echoed by Houle who stated that “ despite the lack of obvious sulphur source in the area, the combination of a fertile komatitic magma (metal source), abundant olivine cumulate rocks indicating high magma flux (heat source and dynamic environment), a clear interaction (contamination via thermomechanical erosion) between the komatiitic units and their foot wall ( dynamic environment), and embayment (localization), provides an excellent environment for forming komatiite-associated Ni-Cu-(PGE) deposits in the study area.”

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in Canada and around the world for the sale of gold, silver, nickel, copper and other minerals. Therefore, we will likely be able to sell any gold, copper or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in Ontario specifically.

The initial steps of exploration can be carried out without permitting or notification to any government body as it is deemed "low-disturbance/low-impact" by the Ontario Ministry of Natural Resources.  Please refer to the government website at http://www.gov.on.ca/ont/portal/!ut/p/.cmd/cs/.ce/7_0_A/.s/7_0_252/_s.7_0_A/7_0_252/_l/en?docid=STEL02_037986 for more information.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABORCONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception. We paid $5,000 US for the geology report.

NUMBER OF EMPLOYEES

We currently have no permanent employees.  Geologists, Engineers, Labor and technical support will be hired on an as-needed basis.  Mr. Julius Csurgo is acting as interim President on a part time basis.

EXHIBIT 99.2

June 20, 2007

To accompany AMCA 2006 Geology Report, British Columbia, Canada, dated June 20, 2007, I, Katherine Kryklywy, of Swastika, Ontario, P0K 1T0 do hereby certify that:

I am a consulting geologist with an office at 1 Athenia Blvd., Swastika, Ontario

I graduate from the University of Toronto in 1984 and was awarded an Honors B.Sc.  in Geology.

I have previously worked on and am familiar with the AMCA property contained within this report and am familiar with John Rapski, a prospector,   whom is the underlying vendor of this property.

I have gathered my information for this report from government publications, internal company memos, geological field notes and data that are believed to be reliable and accurate.

I hereby grant my permission to AMCA to use this Geological Report for whatever purposes it wants, subject to the disclosures set out in this Certificate.

Dated and Signed this 20th day of June, 2007 in Kirkland Lake, Ontario.

Signed:     /s/ Katherine Kryklywy

__________________________________
               Katherine Kryklywy, B.Sc.